UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☑	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

QUICKSILVER RESOURCES INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

QUICKSILVER RESOURCES INC.

801 Cherry Street, Suite 3700, Unit 19

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

When is the annual meeting?	•	9:00 a.m. Central Daylight Time, May 14, 2014

Where is the annual meeting held?	•	Fort Worth Club 306 West Seventh Street, 12th Floor Fort Worth, Texas 76102

What are the items of business?	•	Elect three directors, Thomas F. Darden, W. Byron Dunn and Mark J. Warner

	•	Advisory vote to approve executive compensation

	•	Transact other business as may properly come before the meeting, and any adjournment or postponement thereof

Who can vote?	•	You can vote if you were a stockholder of record on March 17, 2014. Your shares can be voted at the meeting only if you are present or represented by a valid proxy. Whether or not you plan to attend the annual meeting, Quicksilver encourages you to vote by proxy at your earliest convenience.

How can I vote?	•	Your vote is important. Please vote in one of the following ways:

-        By proxy – submit your instructions over the internet or by telephone or complete, sign, date and promptly return the enclosed proxy card (or if you are a participant in the Quicksilver 401(k) Plan, the enclosed voting instruction card) in the pre-addressed, postage-paid envelope.

-        In person – submit a ballot at the annual meeting on May 14, 2014. If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you must obtain a proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 14, 2014: The proxy statement and Quicksilver’s annual report to security holders are also available for your review at www.proxydocs.com/kwk.

Francisco J. Villamar

Secretary

April 29, 2014

QUICKSILVER RESOURCES INC.

801 Cherry Street, Suite 3700, Unit 19

Fort Worth, Texas 76102

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of this proxy statement?

The purpose of this proxy statement is to provide information regarding matters to be voted on at the annual meeting of stockholders of Quicksilver Resources Inc. to be held on May 14, 2014. Additionally, it contains certain information that the Securities and Exchange Commission, or SEC, and the New York Stock Exchange, or NYSE, require Quicksilver to provide to its stockholders. This proxy statement is also the document used by Quicksilver’s Board of Directors to solicit proxies to be used at the annual meeting. Quicksilver pays the costs of soliciting proxies. Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the annual meeting, even if they cannot attend the meeting.

When is the proxy statement being mailed?

This proxy statement is first being mailed to Quicksilver’s stockholders on or about April 29, 2014.

Who is entitled to vote on the matters discussed in this proxy statement?

You are entitled to vote if you were a stockholder of record of Quicksilver common stock as of the close of business on March 17, 2014. Your shares can be voted at the meeting only if you are present or represented by a valid proxy. If your shares are held in street name, you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the annual meeting.

How many votes do I have?

Each share of Quicksilver common stock that you held on March 17, 2014 entitles you to one vote at the annual meeting. At the close of business on March 17, 2014, there were a total of 177,188,607 shares of Quicksilver common stock outstanding that are entitled to vote at the annual meeting.

How can I vote?

You can vote in person by completing a ballot at the annual meeting, or you can vote prior to the meeting by proxy. Whether or not you plan to attend the annual meeting, Quicksilver encourages you to vote by proxy at your earliest convenience. You may vote by proxy over the internet, by telephone or by mail as discussed below.

How do I vote by proxy?

If you choose to vote your shares by proxy, you have the following options:

•

Over the internet – you can vote over the internet at the web address shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. If you vote over the internet, you should not return your proxy card.

•

By telephone – you can vote by telephone by calling the toll-free number on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

•

By mail – you can vote by mail by completing, signing, dating and mailing your proxy card to the Secretary of Quicksilver in the pre-addressed, postage-paid envelope provided. If you sign your proxy card but do not specify how you want your shares to be voted, your shares will be voted as recommended by the Board. If you mail the proxy card, but fail to sign it your vote cannot be counted.

How can I vote my shares held in the Quicksilver 401(k) Plan?

If you participate in the Quicksilver 401(k) Plan, you will receive a voting instruction card that lists shares of Quicksilver common stock credited to your 401(k) Plan account as of the close of business on March 17, 2014. To cast your vote with respect to these shares, you must instruct The Charles Schwab Trust Company, the trustee for the 401(k) Plan, as to how to vote your shares held in the 401(k) Plan through one of the following options:

•

Over the internet – you can instruct the trustee how to vote over the internet at the web address shown on your voting instruction card. Internet voting instructions may be submitted 24 hours a day, seven days a week. If you instruct the trustee how to vote over the internet, you should not return your voting instruction card.

•

By telephone – you can instruct the trustee how to vote by telephone by calling the toll-free number on your voting instruction card. Telephone voting instructions may be submitted 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to instruct the trustee how to vote your shares and confirm that your instructions have been properly recorded. If you instruct the trustee how to vote by telephone, you should not return your voting instruction card.

•	By mail – you can instruct the trustee how to vote by mail by completing, signing, dating and mailing your voting instruction card to the trustee in the pre-addressed, postage-paid envelope provided.

To allow the trustee sufficient time to vote shares held in the 401(k) Plan, you must submit your voting instructions by 11:59 p.m. Eastern Daylight Time on May 6, 2014. If you do not instruct the trustee how to vote your shares held in the 401(k) Plan, those shares will be voted in the same proportion as the shares held in the 401(k) Plan for which voting instructions are received.

Can I change my mind after I vote?

If you vote by proxy, you can revoke that proxy at any time before it is voted at the annual meeting. You can do this by:

•	giving written notice to the Secretary of Quicksilver at 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102;

•	voting again over the internet or by telephone;

•	signing another proxy card with a later date and returning it prior to the annual meeting; or

•	attending the annual meeting in person and casting a ballot.

What constitutes a quorum for the annual meeting?

A majority of Quicksilver common stock entitled to vote must be present, either in person or by proxy, in order to constitute a quorum necessary to conduct the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting. Broker non-votes are shares held by a broker or nominee that are represented at the meeting, but with respect to which the beneficial owner of the shares has not instructed the broker or nominee on how to vote the shares on a particular matter and with respect to which the broker or nominee does not have discretionary authority to vote on the matter.

How many votes are required to elect the director nominees?

Directors are elected by a plurality of the votes present in person or by proxy entitled to vote, which means that the three nominees who receive the highest number of votes will be elected as directors. Abstentions and broker non-votes will not have any effect on the outcome of the election of directors.

How many votes are required to approve the other matters to be voted on?

The affirmative vote of a majority of the shares voted, either in person or by proxy, at the annual meeting is needed to approve the advisory vote on executive compensation. Abstentions and broker non-votes will not have any effect on the outcome of this vote.

Where else are proxy materials available?

The proxy statement and Quicksilver’s annual report to security holders are also available for your review at www.proxydocs.com/kwk.

Where can I find directions to the annual meeting location?

Directions to the Fort Worth Club are available at www.fortworthclub.com.

CORPORATE GOVERNANCE MATTERS

The Board of Directors

At the date of this proxy statement, the Board consists of nine members, seven of whom are non-employee directors. Quicksilver’s Certificate of Incorporation provides that the Board will have not less than three nor more than nine members as fixed from time to time by vote of a majority of the entire Board. A majority of the entire Board previously fixed the number of directors at nine.

The Board is currently divided into three classes with three-year terms. The terms are staggered so that the term of one class expires at each annual meeting of Quicksilver’s stockholders. Three director nominees, Thomas F. Darden, W. Byron Dunn and Mark J. Warner, have been nominated for election at the annual meeting. Messrs. Darden, Dunn and Warner are standing for re-election to the Board by the stockholders of Quicksilver.

The age, principal occupation and certain other information for each director nominee and other directors serving unexpired terms are set forth below. Also presented below is information regarding each director’s experience, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee and the Board to the conclusion that he or she should serve as a director of Quicksilver.

Nominees for election at this meeting to a term expiring in 2017:

•

Thomas F. Darden, age 60, has served on the Board since December 1997, including as Chairman Emeritus since May 2013, and Executive Chairman of the Board from March 1999 to May 2013. Mr. Darden retired from his executive position with Quicksilver in May 2013, and continued as a non-officer employee until December 2013. Since December 2013, Mr. Darden has provided consulting services for Quicksilver, advising on the company’s Horn River Basin assets. In May 2013, Mr. Darden formed Darden Energy Group, LLC, as a private family investment company. Mr. Darden served as President and Chief Executive Officer of Quicksilver Gas Services GP LLC (name changed to Crestwood Gas Services GP LLC in October 2010), the General Partner of Quicksilver Gas Services LP (name changed to Crestwood Midstream Partners LP in October 2010 and listed on the NYSE as “KGS” prior to October 2010 and “CMLP” since October 2010) from January 2007 to October 2010. Mr. Darden also served as a director of Quicksilver Gas Services GP LLC/Crestwood Gas Services GP LLC from July 2007 to September 2011. Prior to joining Quicksilver, Mr. Darden was employed by Mercury Exploration Company for 22 years in various executive level positions, including its President from 1992 to 1997. We believe Mr. Darden’s qualifications to serve on the Board include his strategic, operating, and marketing expertise from 38 years of experience in the oil and gas industry, his depth of knowledge of Quicksilver’s business and his previous positions with Quicksilver Gas Services GP LLC/Crestwood Gas Services GP LLC.

•

W. Byron Dunn, age 60, has served on the Board since October 2007. Mr. Dunn has been a Principal of Tubular Synergy Group L.P., a wholesale marketer of steel tubular products, since February 2008 and Founding Partner and Chief Executive Officer since August 2013. Prior to that, Mr. Dunn served with Lone Star Steel Company, a subsidiary of Lone Star Technologies, Inc., for 32 years, including as President and Chief Executive Officer from August 1997 until retiring in June 2007. He has served as a director of Enerflex Ltd., a Canadian oil and gas services company, since June 2011. We believe Mr. Dunn’s qualifications to serve on the Board include his extensive executive leadership and management experience in the oil and gas service industry, including as Chief Executive Officer of a subsidiary of a publicly-traded company.

•

Mark J. Warner, age 50, has served on the Board since March 1999. Mr. Warner serves as Managing Director of Natural Resource Investments for The University of Texas Investment Management Company and has served in other capacities since November 2007. Mr. Warner served as the Director of Corporate Development of PointOne, a telecommunications company, from April 2004 to November 2007. Mr. Warner served as Senior Vice President of Growth Capital Partners, L.P., an investment banking firm, from 2000 to 2004 and as Director of Domestic Finance of Enron Corporation, an energy company, from 1995 to 2000. Mr. Warner previously served as a director for Hornbeck Offshore Services, a marine transport provider, from 1998 to 2001. We believe Mr. Warner’s qualifications to serve on the Board include his 29 years of experience in the oil and gas industry, his investing and transactional experience, particularly in the energy industry, and his 14 years of experience as a director of Quicksilver.

Directors whose terms expire in 2015:

•

Glenn Darden, age 58, has served on the Board since December 1997 and became our Chief Executive Officer in December 1999. He served as Quicksilver’s Vice President until he was elected President and Chief Operating Officer in March 1999. Prior to that time, he served with Mercury Exploration Company for 18 years, the last five as Executive Vice President. Mr. Darden previously worked as a geologist for Mitchell Energy Company LP (subsequently merged with Devon Energy). He served as a director of Quicksilver Gas Services GP LLC, the general partner of Quicksilver Gas Services LP, from March 2007 to October 2010. We believe Mr. Darden’s qualifications to serve on the Board include his depth of knowledge of Quicksilver’s business, including its strategies, operations and markets, his 34 years of experience in the oil and gas industry and his previous position with Quicksilver Gas Services GP LLC.

•

Scott M. Pinsonnault, age 43, has served on the Board since April 2014. Mr. Pinsonnault is a seasoned executive with over 17 years of operating and financial experience, specifically in the energy, oil and gas, and related industries. He has served as Chief Financial Officer and Senior Vice President of Cubic Energy, Inc., a publicly traded independent upstream oil and gas company, since April 2014. Mr. Pinsonnault was a Director with Deloitte Financial Services, now known as Deloitte Business Transaction Analytics, from September 2012 to April 2014. From October 2011 to September 2012, he served as Vice President of SFC Energy Partners, an upstream oil and gas private equity fund. Mr. Pinsonnault served as Managing Director of Project Finance for Unicredit Bank AG from March 2011 to October 2011 and as a Director with Bridge Associates, LLC, a professional services firm, from January 2009 to March 2011. We believe Mr. Pinsonnault’s qualifications to serve on the Board include his executive leadership and management experience, his financial expertise and his experience in the oil and gas industry.

•

W. Yandell Rogers, III, age 51, has served on the Board since March 1999, including as Chairman of the Board since May 2013. Since 2008, Mr. Rogers has served as Chief Executive Officer of Lewiston Atlas Ltd., a privately-owned holding company with investments in service, manufacturing and oil and gas interests since 2008. He served as Chief Executive Officer of Priest River Ltd., a privately-owned holding company, from 2002 to 2008. He served as Chief Executive Officer of Ridgway’s, Inc., a provider of reprographics to the engineering and construction industries, from 1997 to 2002. Mr. Rogers also served as a director of BreitBurn GP, LLC from April 2010 to December 2011. We believe Mr. Roger’s qualifications to serve on the Board include his executive leadership and management experience, his depth of knowledge of Quicksilver’s business and 14 years of experience as a director of Quicksilver.

Directors whose terms expire in 2016:

•

Anne Darden Self, age 56, has served on the Board since August 1999, and became Quicksilver’s Vice President – Human Resources in July 2000. Ms. Self has also served as President of Mercury Exploration Company since 2000. She served as Vice President – Human Resources of Mercury Exploration from 1992 to 2000. From 1988 to 1991, she was employed by Banc PLUS Savings Association in Houston, Texas, initially as Marketing Director and for three years thereafter as Vice President of Human Resources. She worked from 1987 to 1988 as an Account Executive for NW Ayer Advertising Agency. Prior to 1987, she spent several years in real estate management. We believe Ms. Self’s qualifications to serve on the Board include her executive leadership and management experience, her depth of knowledge of Quicksilver’s business and 14 years of experience as a director of Quicksilver.

•

Michael Y. McGovern, age 62, has served on the Board since March 2013. He has over 30 years of experience in the oil and gas business and currently serves as Executive Advisor to Cadent Energy Partners LLC, a private equity firm investing in the energy industry, since January 2008, and as Chairman and Chief Executive Officer of Sherwood Energy, LLC, a Cadent Energy Partners portfolio company, since March 2009. Mr. McGovern has served as a director of GeoMet, Inc., a publicly traded independent energy company, since September 2010. He also currently serves on the boards of directors of Probe Holdings, Inc., Array Holdings, Inc., Sonneborn, Inc. and Cactus Wellhead, LLC. Mr. McGovern also served as a director of Tronox, Inc., a publicly traded producer of titanium dioxide, from April 2008 to January 2011. Mr. McGovern served as the Chief Executive Officer of

Pioneer Companies, Inc. from 2002 to 2007, two years of which he also served as the Chairman. Mr. McGovern has been involved in the energy industry since 1975, primarily as the Chief Executive Officer of the following public companies: Pioneer Companies, Inc., Coho Energy, Inc., Edisto Resources Corporation, Convest Energy, Ironstone Group, Inc. (formerly OXOCO, Inc.) and American National Petroleum Company. We believe Mr. McGovern’s qualifications to serve on the Board include his 39 years of experience in the energy industry and his extensive executive leadership and management experience, including as Chief Executive Officer of several public companies.

•

Steven M. Morris, age 62, has served on the Board since March 1999. Mr. Morris is a Certified Public Accountant and has served as President of Morris & Company, a private investment firm, since 1992. We believe Mr. Morris’ qualifications to serve on the Board include his experience in public accounting and his 27 years of experience in the oil and gas industry, including 14 years as director of Quicksilver.

Family Relationship Among Directors

Thomas F. Darden, Glenn Darden and Anne Darden Self are siblings.

Independent Directors

An important component of a strong company is an independent Board that is accountable to Quicksilver and its stockholders. Quicksilver’s Board has been composed of a majority of independent directors since going public in 1999. The categorical independence standards for directors adopted by the Board appear in the Corporate Governance section of Quicksilver’s website (www.qrinc.com/corporate_governance).

The Board determined that each of Messrs. Dunn, McGovern, Morris, Pinsonnault, Rogers and Warner satisfies Quicksilver’s categorical independence standards and further determined that each of them is independent of Quicksilver and its management within the meaning of the NYSE’s listing standards.

Executive Sessions

Quicksilver’s independent directors meet in executive session without management, typically before or after regularly scheduled Board meetings. In May 2013, the Board elected W. Yandell Rogers, III as Chairman of the Board. Mr. Rogers presides over executive sessions of Quicksilver’s independent directors.

Corporate Governance Principles, Processes and Code of Business Conduct and Ethics

You may find the full texts of Quicksilver’s Corporate Governance Guidelines and the Code of Business Conduct and Ethics, as well as the charters for the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, in the Corporate Governance section of Quicksilver’s website (www.qrinc.com/corporate_governance). Quicksilver intends to post any amendments to or waivers of its Code of Business Conduct and Ethics with respect to its directors or executive officers in the Corporate Governance section of its website.

Committees of the Board

The Board has standing Audit, Nominating and Corporate Governance, and Compensation Committees, each of which is composed solely of independent directors. Messrs. Dunn, McGovern, Morris, Pinsonnault, Rogers and Warner serve on each of these Committees.

Audit Committee. The Audit Committee was established in accordance with applicable requirements of the Securities Exchange Act of 1934 and its purposes are to:

•

oversee management’s conduct of Quicksilver’s financial reporting process and systems of internal accounting and financial controls to assist in the Board’s oversight of: (i) the integrity of Quicksilver’s financial statements; (ii) Quicksilver’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualification and independence; and (iv) the performance of Quicksilver’s internal audit function and independent registered public accounting firm;

•	select, determine the compensation of, and monitor the independence and performance of Quicksilver’s independent registered public accounting firm;

•	select, determine the compensation of, and monitor the performance of Quicksilver’s Senior Director of Internal Audit;

•	provide an avenue of communication among the independent registered public accounting firm, management and the Board; and

•	prepare the report that the SEC rules require be included in Quicksilver’s annual proxy statement.

The Audit Committee met 11 times during 2013. The Board has determined that (i) each of Messrs. Dunn, McGovern, Morris, Pinsonnault, Rogers and Warner meets the additional audit committee independence criteria specified in SEC rules and the NYSE’s listing standards; (ii) each of Messrs. Dunn, McGovern, Morris, Pinsonnault, Rogers and Warner has a basic understanding of finance and accounting and is able to read and understand fundamental financial statements; (iii) each of Messrs. Dunn, McGovern, Morris, Pinsonnault, Rogers and Warner has accounting or related financial management expertise; and (iv) Mr. Morris, the Chair of the Audit Committee, is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Nominating and Corporate Governance Committee. The purposes of the Nominating and Corporate Governance Committee, also referred to as the NCG Committee, are to:

•	identify individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	recommend director nominees for each annual meeting of Quicksilver’s stockholders;

•	develop and recommend to the Board a set of corporate governance guidelines applicable to Quicksilver; and

•	oversee the evaluation of the Board and management.

The NCG Committee met eight times during 2013. The NCG Committee recommended to the Board that Thomas F. Darden, W. Byron Dunn and Mark J. Warner be nominated to serve as directors for a term ending on the date of the 2017 annual meeting. Mr. Thomas Darden’s retirement agreement provides that the NCG Committee will recommend to the Board that he stand for re-election as director at the 2014 annual meeting.

Criteria and Procedures for Selection of Director Nominees. In considering candidates for nomination, the NCG Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board. As to each such incumbent director, the NCG Committee considers the director’s qualifications for Board membership using the criteria set forth below, the performance of the director during his or her current term, whether any special, countervailing considerations exist against re-nominating the director and such other factors as it deems appropriate. If the NCG Committee determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as a director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why the incumbent should not be re-nominated, the NCG Committee will, absent special circumstances, propose the incumbent director for re-election. In the event of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board or not to re-nominate an incumbent director, the NCG Committee will identify and evaluate potential candidates for recommendation to the Board for nomination. The NCG Committee will solicit recommendations for candidates for nomination from the NCG Committee members, the Board, management and other persons that the NCG Committee believes are likely to be familiar with qualified candidates. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates; where such a search firm is engaged, the Committee shall determine such firm’s scope of engagement and compensation. As to each candidate that the Committee believes merits consideration, the Committee will cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in Quicksilver’s proxy statement or other filings with the SEC and any relationship between the candidate and the person or persons recommending the candidate.

In considering nominees for election as directors, the NCG Committee takes into consideration the following criteria:

•	personal and professional qualities, characteristics, attributes, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which Quicksilver does business and in its industry or other industries relevant to its business;

•	ability and willingness to commit adequate time to Board and committee matters, including service on boards of other publicly-traded companies;

•	skills and personality and how they fit with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Quicksilver; and

•	diversity of viewpoints, background, experience and other demographics versus those of other directors and potential directors.

The NCG Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management directors and independent directors, the need for Audit Committee expertise and its evaluations of other candidates.

Stockholder Recommendations for Nomination of Directors. The NCG Committee will consider nominees for directors recommended by stockholders of Quicksilver and will evaluate such nominees using the same criteria used to evaluate director candidates otherwise identified by the NCG Committee. Stockholders wishing to make such recommendations should write to the Nominating and Corporate Governance Committee c/o Francisco J. Villamar, Secretary, Quicksilver Resources Inc., 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102.

Stockholder Nomination of Directors. Any stockholder entitled to vote in the election of directors at an annual meeting of stockholders may nominate persons for election as directors of Quicksilver at such meeting. Any stockholder who intends to make a nomination at the annual meeting of stockholders must deliver notice addressed to Francisco J. Villamar, Secretary, Quicksilver Resources Inc., 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102. The notice should be delivered for receipt not more than 90 days and not less than 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided that, in the event that the date of the meeting of stockholders is more than 30 days before or after such anniversary date, stockholder recommendations for nominees should be delivered for receipt not later than the close of business on the 15th day following the earlier of the day the notice was mailed or public disclosure of the meeting was made. Persons making submissions must include:

•	as to each nominee whom the stockholder proposes to nominate for election as a director:

–	the name, age, business address and residence address of the nominee

–	the principal occupation or employment of the nominee

–	the class and number of shares of capital stock of Quicksilver which are beneficially owned by the nominee

–	any other information concerning the nominee that would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominee

•	as to the stockholder giving the notice:

–	the name and record address of the stockholder and of each beneficial owner on behalf of which the stockholder is acting

–	the class and number of shares of capital stock of Quicksilver which are beneficially owned by the stockholder and by any such beneficial owner

–	a representation that the stockholder is a holder of record of capital stock of Quicksilver entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the nominee for election as a director

–	a description of all arrangements or understandings between or among any of such stockholder, the beneficial owner on whose behalf the notice is given, each nominee, and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by such stockholder

–	whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of the nomination

This notice must also include a signed consent of each nominee to serve as a director, if elected.

Compensation of Non-Management Directors. The NCG Committee is also responsible for conducting an annual review of the compensation of the non-management directors and, when it deems appropriate, recommending changes in their compensation to the Board. Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consulting firm directly engaged by the Compensation Committee, assisted the NCG Committee in reviewing the 2013 compensation of the non-management directors by providing the NCG Committee with a competitive market analysis of non-management director compensation at comparably sized publicly-traded oil and gas companies, including a review of the types and amounts of non-management director compensation included in this analysis. Based on the information provided by Meridian, the NCG Committee makes its recommendations to the Board. Based on the recommendations of the NCG Committee, the Board approves the amount of compensation that the non-management directors receive for service on the Board and its committees.

Compensation Committee. The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of Quicksilver’s executives. The Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any such adviser retained by the Committee. Quicksilver will provide for appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any such adviser.

The Compensation Committee is responsible for:

•

reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining and approving the Chief Executive Officer’s compensation level based on this evaluation;

•	reviewing and approving non-CEO executive officer compensation;

•	making recommendations to the Board with respect to incentive compensation plans and equity-based plans that are subject to Board approval;

•	granting awards under the 2006 Equity Plan, other than awards to non-employee directors under such plan;

•

establishing, in the Committee’s discretion, any equity-based award pool (other than an option pool) to be allocated among Quicksilver’s non-executive officer employees by another committee of the Board;

•

establishing, in the Committee’s discretion, salary increase, bonus, other non-equity-based award and option pools to be allocated among Quicksilver’s non-executive officer employees by another committee of the Board or one or more members of management;

•	reviewing the potential effect on Quicksilver of any risks arising from Quicksilver’s employee compensation policies and practices;

•

reviewing and discussing with management the Compensation Discussion and Analysis disclosure required to be included in Quicksilver’s annual proxy statement or annual report on Form 10-K filed with the SEC and, based on this review and discussion, determining whether to recommend to the Board that the Compensation Discussion and Analysis disclosure be included in Quicksilver’s annual proxy statement or annual report on Form 10-K;

•	publishing an annual Compensation Committee Report required by the SEC to be included in Quicksilver’s annual proxy statement or annual report on Form 10-K filed with the SEC;

•	evaluating whether the work of any compensation consultant raises a conflict of interest and considering how to address any such conflict; and

•

assessing the independence of any compensation consultant, legal counsel or other adviser, prior to retaining or obtaining the advice of such adviser, in accordance with applicable NYSE listing standards.

Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is set forth under “Executive Compensation — Compensation Discussion and Analysis.”

Quicksilver’s 2006 Equity Plan (as amended from time to time, the “2006 Equity Plan”) permits the Compensation Committee to delegate its authority to grant awards, except for certain awards to executive officers and directors, to one or more committees of the Board. Pursuant to this authority, the Compensation Committee has delegated to the Equity Awards Committee, which consists of Glenn Darden, the authority to make certain awards to individuals other than executive officers and directors of Quicksilver.

The Compensation Committee met 14 times during 2013.

Role of the Compensation Consultant. The Compensation Committee has engaged Meridian, an independent compensation consultant, to provide research data and advice to the Compensation Committee in connection with its determination of the types and amounts of compensation to be provided to Quicksilver’s executives. Meridian provides its services at the request, and under the direction, of the Compensation Committee. As discussed in further detail under “Executive Compensation — Compensation Discussion and Analysis,” Meridian provides the Compensation Committee with competitive market data from a peer group and a survey, as well as assists the Compensation Committee in evaluating and structuring its executive compensation programs. In addition to the services provided to the Compensation Committee, as discussed above, Meridian provides services to the NCG Committee in connection with its determination of the types and amounts of compensation to be provided to Quicksilver’s non-employee directors. Meridian reports directly to the Compensation Committee and provides no other services or advice to Quicksilver other than the services provided to the Compensation Committee and the NCG Committee. The Compensation Committee has assessed the independence of Meridian pursuant to applicable SEC rules and has concluded that no conflict of interest exists that would prevent Meridian from serving as an independent consultant to the Compensation Committee.

Board Leadership

Although the Board has no specific policy with respect to the separation of the offices of Chairman and Chief Executive Officer, the Board believes Quicksilver’s current leadership structure, under which Mr. Glenn Darden serves as President and Chief Executive Officer and Mr. Rogers serves as non-executive Chairman of the Board, is the optimal structure for the Board at this time. The Board reconsiders this issue annually as it elects its Chairman or as circumstances or changes arise that may require such determination. The Chairman of the Board generally chairs the meetings of executive sessions of the independent directors and, in consultation with the President and Chief Executive Officer, establishes the agenda for each Board meeting.

Board’s Role in Risk Oversight

The Board utilizes an Enterprise Risk Management (ERM) process to assist in fulfilling its oversight of Quicksilver’s risks. Management, which is responsible for day-to-day risk management, conducts a risk assessment of Quicksilver’s business semiannually. The risk assessment process is global in nature and has been developed to identify and assess Quicksilver’s risks and to identify steps to mitigate and manage the risks, which may be financial, operational or strategic in nature.

While risk oversight is a Board responsibility, the responsibility for monitoring the ERM process has been delegated to the Audit Committee. The results of each risk assessment are reviewed with the Audit Committee and the Board. The centerpiece of the assessment is a discussion of Quicksilver’s key risks, which includes a review of the potential magnitude and likelihood of each risk, the senior managers responsible for managing each risk and management’s initiatives to manage each risk. Because overseeing risk is an ongoing process and inherent in Quicksilver’s strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific proposed actions.

Director Compensation for 2013

Directors who are also employees of Quicksilver are not separately compensated for their service as directors. For 2013, each non-employee director was entitled to an annual fee of $205,000, with $99,000 of the fee payable in restricted stock and $106,000 of the fee payable in cash (subject to elections by the directors to receive restricted stock or stock options in lieu of some or all of the cash portion of the fee). The restricted stock and stock options were granted in accordance with the terms of the 2006 Equity Plan on January 2, 2013. For 2014, Mr. Pinsonnault, who joined the Board in April 2014, is entitled to $79,500 cash (his pro rata portion of the 2014 annual cash fee) and $99,000 in restricted shares in accordance with the terms of the 2006 Equity Plan.

The following table sets forth certain information regarding the compensation earned in 2013 by Quicksilver’s non-employee directors.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
W. Byron Dunn	71,000 (5)	133,998		204,998
Michael Y. McGovern	79,500 (6)	98,999		178,499
Steven M. Morris	— (5)	204,997		204,997
W. Yandell Rogers, III	— (5)	98,999	105,999	204,998
Mark J. Warner	— (5)	204,997		204,997

(1)	Mr. Glenn Darden and Ms. Self serve as directors and executive officers of Quicksilver and are not separately compensated for their service as directors. Mr. Thomas Darden served as an executive officer of Quicksilver until May 15, 2013 and as an employee of Quicksilver until December 31, 2013, and continues to serve as a director of Quicksilver and is Chairman Emeritus. Mr. Thomas Darden was not separately compensated for his service as a director in 2013. Mr. Thomas Darden has been compensated as a non-employee director effective January 1, 2014. For information regarding the compensation that Messrs. Glenn Darden and Thomas Darden and Ms. Self received for their service as Quicksilver’s President and Chief Executive Officer, Quicksilver’s then Chairman of the Board, and Quicksilver’s Vice President – Human Resources, respectively, see “Executive Compensation.”

(2)	This column reports the amount of compensation earned in 2013 and paid in cash for Board and committee service.

(3)	The grant date fair value calculated in accordance with FASB ASC Topic 718 of the 33,788 shares of restricted stock granted to each of the non-employee directors on January 2, 2013, was $98,999. The grant date fair value calculated in accordance with FASB ASC Topic 718 of the 11,945, 36,177 and 36,177 shares of restricted stock granted to Messrs. Dunn, Morris and Warner, respectively, on January 2, 2013, in lieu of annual cash fees was $34,999, $105,999 and $105,999, respectively. The grant date fair value calculated in accordance with FASB ASC Topic 718 of the 43,231 shares of restricted stock granted to Mr. McGovern on March 27, 2013, was $98,999. Additional information regarding the calculation of these amounts is included in Note 2 and Note 16 to Quicksilver’s audited financial statements included in Quicksilver’s 2013 Annual Report on Form 10-K, as amended. As of December 31, 2013, the non-employee directors held the following numbers of shares of restricted stock: Mr. Dunn – 51,583; Mr. McGovern – 43,231; Mr. Morris – 75,815; Mr. Rogers – 39,638; and Mr. Warner – 75,815.

(4)	The grant date fair value calculated in accordance with FASB ASC Topic 718 of the option to purchase 58,576 shares of Quicksilver common stock granted to Mr. Rogers on January 2, 2013 in lieu of annual cash fees was $105,999. Additional information regarding the calculation of these amounts is included in Note 2 and Note 16 to Quicksilver’s audited financial statements included in Quicksilver’s 2013 Annual Report on Form 10-K, as amended. As of December 31, 2013, the following non-employee directors held options to purchase the following numbers of shares of Quicksilver common stock: Mr. Dunn – 79,517; Mr. Morris – 86,765; Mr. Rogers – 118,560; and Mr. Warner – 123,638.

(5)	Mr. Dunn elected to receive $35,000 of the annual $106,000 cash fee in the form of 11,945 shares of restricted stock in accordance with the terms of the 2006 Equity Plan. Messrs. Morris and Warner elected to receive all of the annual $106,000 cash fee in the form of 36,177 shares of restricted stock in accordance with the terms of the 2006 Equity Plan. Mr. Rogers elected to receive all of the annual $106,000 cash fee in the form of an option to purchase 58,576 shares of Quicksilver common stock in accordance with the terms of the 2006 Equity Plan.

(6)	Mr. McGovern was elected to the Board on March 27, 2013. His 2013 cash fee was prorated for three quarters of service.

Communication with the Board

Any stockholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Directors (or one or more named individuals) c/o Francisco J. Villamar, Secretary, Quicksilver Resources Inc., 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102. Additionally, a stockholder or other interested party can contact the non-employee directors at (800) 826-6762.

Board, Committee and Annual Meetings

The Board held 26 meetings during 2013. Each director attended at least 75% of the total number of meetings of the Board and committees held during the periods that he or she served. All persons serving on the Board at the time of such meetings attended the 2013 annual meeting of Quicksilver’s stockholders and each regularly scheduled quarterly meeting of the Board in 2013.

Under Quicksilver’s Corporate Governance Guidelines, each director is expected to dedicate adequate time, energy and attention to ensure the diligent performance of his or her duties, which includes attending meetings of the Board and committees of which he or she is a member. In addition, Board members are expected to expend reasonable efforts to attend annual meetings of Quicksilver’s stockholders.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL HOLDERS

The following table sets forth certain information that has been provided to Quicksilver regarding the beneficial ownership of Quicksilver common stock as of February 25, 2014 (except where another date is indicated), by:

•	each director of Quicksilver;

•	each named executive officer of Quicksilver;

•	all directors and current executive officers of Quicksilver as a group; and

•	each person known to Quicksilver to beneficially own more than 5% of Quicksilver common stock.

Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the shares. The percentage of beneficial ownership is calculated on the basis of 177,191,991 shares of Quicksilver common stock outstanding as of February 25, 2014.

Beneficial Owner	Number of Shares	Percent of Outstanding Shares
Directors and Named Executive Officers
Glenn Darden (1)(2)(3)(4)(5)	40,151,889	22.5%
Thomas F. Darden (1)(2)(3)(4)(5)(6)	40,922,595	22.8%
Anne Darden Self (1)(2)(3)(4)(5)	37,907,237	21.4%
W. Byron Dunn (3)(5)(7)	260,160	*
Michael Y. McGovern (5)	72,263	*
Steven M. Morris (3)(5)	523,275	*
Scott M. Pinsonnault (5)(8)	34,982	*
W. Yandell Rogers, III (3)(5)	373,724	*
Mark J. Warner (3)(5)	306,381	*
Stan G. Page (2)(3)(5)	871,443	*
John C. Regan (3)(5)	555,327	*
J. David Rushford (3)	94,000	*
John C. Cirone (3)(9)	339,978	*

Directors and current executive officers as a group (12 persons) (1)(2)(3)(4)(5)(6)(7)(8)(9)	55,412,758	30.6%
Holders of More Than 5% Not Named Above
Pennsylvania Management, LLC (10)	33,330,259	18.8%
Quicksilver Energy L.P. (10)	33,330,259	18.8%
SPO Advisory Corp. (11)	24,985,154	14.1%
Mount Kellett Capital Management LP (12)	10,703,310	6.0%

* Indicates less than 1%

(1)	Includes as to each of Messrs. Glenn Darden and Thomas Darden and Ms. Self: 33,330,259 shares beneficially owned by Quicksilver Energy L.P., for which he or she has shared voting and investment power as a member of Pennsylvania Management, LLC, the sole general partner of Quicksilver Energy L.P. Each of Messrs. Glenn Darden and Thomas Darden and Ms. Self disclaims beneficial ownership of all shares owned by Quicksilver Energy L.P., except to the extent of his or her pecuniary interest therein. The business address of each of Mr. Glenn Darden and Ms. Self is 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102. Mr. Thomas Darden’s business address is 4800 Bryant Irvin Court, Fort Worth, Texas 76107.

(2)	Includes with respect to each of the following individuals and all directors and current executive officers as a group, the following approximate numbers of shares represented by units in a Unitized Stock Fund held through Quicksilver’s 401(k) Plan: Mr. Glenn Darden – 60,625; Mr. Thomas Darden – 127,119; Ms. Self – 84,991; Mr. Page – 39,906; and all directors and current executive officers as a group – 312,641.

(3)	Includes with respect to each of the following individuals and all directors and current executive officers as a group, the following numbers of shares subject to options that are vested or will vest on or before April 26, 2014: Mr. Glenn Darden – 948,159; Mr. Thomas Darden – 1,901,693; Ms. Self – 122,133; Mr. Dunn – 75,631; Mr. Morris – 82,879; Mr. Rogers – 114,674; Mr. Warner – 119,752; Mr. Page – 199,490; Mr. Regan – 46,027; Mr. Rushford – 94,000; Mr. Cirone – 338,503; and all directors and current executive officers as a group – 3,704,438.

(4)	Includes with respect to each of the following individuals and all directors and current executive officers as a group, the following numbers of shares pledged as collateral security for loans or loan commitments or in accordance with customary terms and conditions of standard margin account arrangements: Mr. Glenn Darden – 6,113,849 (including 6,113,849 shares beneficially owned by Quicksilver Energy L.P.); Mr. Thomas Darden – 9,173,542 (including 6,113,849 shares beneficially owned by Quicksilver Energy L.P.); Ms. Self – 6,113,849 (including 6,113,849 shares beneficially owned by Quicksilver Energy L.P.); and all directors and current executive officers as a group – 9,173,542 (including 6,113,849 shares beneficially owned by Quicksilver Energy L.P.).

(5)	Includes with respect to each of the following individuals and all directors and current executive officers as a group, the following numbers of shares of unvested restricted stock for which the indicated beneficial owners have no investment power: Mr. Glenn Darden – 133,769; Mr. Thomas Darden – 29,032; Ms. Self – 9,579; Mr. Dunn – 85,013; Mr. McGovern – 72,263; Mr. Morris – 53,928; Mr. Pinsonnault – 34,982; Mr. Rogers – 85,013; Mr. Warner – 85,013; Mr. Page – 411,264; Mr. Regan – 391,337; and all directors and current executive officers as a group – 1,391,193.

(6)	Effective May 15, 2013, Mr. Thomas Darden resigned as Quicksilver’s Chairman of the Board and continued to serve as a non-executive employee until his retirement on December 31, 2013. On May 15, 2013, in connection with his pending retirement, the Compensation Committee approved 100% vesting of his outstanding restricted stock and retirement treatment for his outstanding options, in each case effective January 29, 2014, with the effect that any unvested options became 100% vested and each outstanding option remains exercisable for the shorter of five years following the date of his retirement or the option’s original term.

(7)	Includes 41,151 shares beneficially owned by La Jolla Holdings, LTD, for which Mr. Dunn has shared voting and investment power as a member of 17WJ Mgmt LLC, the sole general partner of La Jolla Holdings, LTD. Mr. Dunn disclaims beneficial ownership of all shares owned by La Jolla Holdings, LTD, except to the extent of his pecuniary interest therein.

(8)	Consists of 34,982 shares of restricted stock granted to Mr. Pinsonnault upon his election as a director on April 14, 2014.

(9)	Mr. Cirone retired as Quicksilver’s Executive Vice President, General Counsel and Secretary on July 17, 2013.

(10)	As sole general partner of Quicksilver Energy L.P., Pennsylvania Management, LLC has sole voting and investment power with respect to 33,330,259 shares of Quicksilver common stock beneficially owned by Quicksilver Energy L.P. The address of Pennsylvania Management, LLC and Quicksilver Energy L.P. is 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102.

(11)	Based on a Schedule 13D filed by SPO Advisory Corp. with the SEC on March 17, 2011, SPO Advisory Corp. had sole voting and investment power over 24,985,154 shares of Quicksilver common stock, SPO Partners II, L.P. had sole voting and investment power over 23,311,254 shares, SPO Advisory Partners, L.P. had sole voting and investment power over 23,311,254 shares, San Francisco Partners, L.P. had sole voting and investment power over 1,673,900 shares, SF Advisory Partners, L.P. had sole voting and investment power over 1,673,900 shares, John H. Scully had sole voting and investment power over 19,900 shares and shared voting and investment power over 24,985,154 shares, William E. Oberndorf had sole voting and investment power over 155,400 shares and shared voting and investment power over 24,985,154 shares, and Edward H. McDermott had sole voting and investment power over 2,300 shares and shared voting and investment power over 24,985,154 shares. The address of SPO Advisory Corp., SPO Partners II, L.P., SPO Advisory Partners, L.P., San Francisco Partners, L.P., SF Advisory Partners, L.P., John H. Scully, William E. Oberndorf, and Edward H. McDermott is 591 Redwood Highway, Suite 3215, Mill Valley, California 94941.

(12)	Based on a Schedule 13G filed by Mount Kellett Capital Management LP with the SEC on February 14, 2014, Mount Kellett Capital Management LP had sole voting and investment power over 10,703,310 shares of Quicksilver common stock. The address of Mount Kellett Capital Management LP is 623 Fifth Avenue, 18th Floor, New York, New York 10022.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Quicksilver’s executive officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish Quicksilver with copies of all Section 16(a) forms they file.

To Quicksilver’s knowledge, based solely on a review of the copies of such forms furnished to Quicksilver with respect to 2013 and written representations from Quicksilver’s directors, executive officers and greater than 10% stockholders, Quicksilver believes that during 2013 all of its executive officers and directors and all owners of more than 10% of Quicksilver common stock were in compliance with all applicable Section 16(a) filing requirements.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2013, with respect to shares of common stock that may be issued under Quicksilver’s existing equity compensation plans.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares of common stock reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders (1)	7,267,874	(2)	$7.82	(3)	15,408,280	(4)
Equity compensation plans not approved by stockholders	—		—		—
Total	7,267,874		$7.82		15,408,280

(1)	Consists of the 2006 Equity Plan and the 2004 Non-Employee Director Equity Plan.

(2)	Consists of 6,771,578 options and 496,296 stock-settled restricted stock units. Each restricted stock unit entitles the holder to receive, upon vesting and without payment of any cash, one share of common stock with respect to each restricted stock unit.

(3)	Reflects the weighted-average exercise price for the 6,771,578 options outstanding under equity compensation plans approved by stockholders.

(4)	Upon stockholder approval of the 2006 Equity Plan, Quicksilver ceased to grant awards under the 2004 Non-Employee Director Equity Plan. Accordingly, this number reflects only shares of common stock remaining available for future issuance under the 2006 Equity Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Summary of 2013 Compensation

Quicksilver’s 2013 compensation program for named executive officers is reflective of the Compensation Committee’s recognition that, although 2013 was a challenging year, the company made progress in several key areas, including reshaping its project portfolio, streamlining its operations, reducing costs and capital commitments and monetizing non-core assets. In 2013, the Compensation Committee also implemented a retention program, as well as incentives tied to the successful completion of a strategic transaction involving the company’s Horn River Basin asset. Below is an overview of the more detailed disclosure in this Compensation Discussion and Analysis regarding Quicksilver’s 2013 compensation program for Quicksilver’s named executive officers.

•	There were no changes to the compensation philosophy and objectives from 2012 to 2013.

•

The main objectives of the compensation program are to improve company performance by creating a direct relationship between compensation and company performance and to attract, retain and motivate high-quality executive officers.

•

Quicksilver generally provides the following elements of compensation for the named executive officers: base salary, annual cash and equity bonuses, long-term incentive equity awards, retirement benefits and limited perquisites.

•

Quicksilver generally targets at or above the 50th percentile of the competitive market when considering cash compensation and between the 50th and 75th percentiles when considering long-term incentives.

•

In recognition that traditional metrics would not materially contribute to shareholder value, Quicksilver did not implement a formal bonus program with specific quantitative metrics for 2013. Instead, the Compensation Committee determined that any bonus earned for 2013 would be based on a subjective review of management’s progress on the achievement of a variety of financial and operating objectives during the year. In recognition of the company’s execution of key strategic initiatives during the year, the Compensation Committee determined in its discretion to award bonuses equal to 70% percent of a named executive officer’s cash bonus target for 2012, except that the Compensation Committee determined, and the Chief Executive Officer agreed, that the Chief Executive Officer would not be awarded a bonus for 2013 until Quicksilver completes a transaction involving the company’s Horn River Basin asset or other strategic transaction. For 2014, the Compensation Committee has again determined that annual bonuses for named executive officers will be in the Committee’s discretion and based on company results and other factors as the Committee deems appropriate.

•

Quicksilver encourages the named executive officers to think and act like owners and enhance their commitment to Quicksilver’s success through the award of equity-based long-term incentive grants. In 2013, the annual equity award grants to the named executive officers were in the form of restricted shares or restricted stock units. The Compensation Committee determined, and the Chief Executive Officer agreed, that the Chief Executive Officer, the then Chairman of the Board and the Vice President – Human Resources would not receive an equity-based award for 2013. The Compensation Committee also determined, upon the Chief Executive Officer’s recommendation, to defer 2014 base salary adjustments and annual long-term incentive grants for 2014 for the named executive officers until Quicksilver makes further progress on a transaction involving the company’s Horn River Basin asset or other strategic transaction and, in the case of the Chief Executive Officer, completes such a transaction.

•

The Compensation Committee makes all compensation decisions regarding the named executive officers but may seek input and guidance from the Chief Executive Officer, executive management and the Compensation Committee’s independent compensation consultant.

•

Effective May 15, 2013, Mr. Thomas Darden resigned as Chairman of the Board and from his officer position. Pursuant to his retirement agreement and as previously disclosed, Mr. Darden is entitled to benefits described in “Retiring Executive Benefits and Post-Retirement Consulting Arrangement” below.

Summary of CEO Compensation Decisions in 2013 and 2014

The following table summarizes key compensation decisions for the Chief Executive Officer, in light of Quicksilver’s performance and challenges in recent years:

CEO Pay Component	2013 Decision	2014 Decision*
Base Salary	No increase for 2013. The CEO’s salary has remained unchanged since 2011.	No increase for 2014 as of the date of this proxy statement.

Annual Bonus	No bonus payout for 2013. The CEO has not received a bonus payout since 2012 (for 2011).	No bonus payout for 2014 as of the filing of this proxy statement.

Long-Term Incentive Equity (“LTI”)	No new LTI grant in 2013. The CEO’s last LTI grant was in January 2012.	No new LTI grant for 2014 as of the date of this proxy statement.

*	The Compensation Committee has deferred consideration of any 2014 salary adjustment, bonus payout for 2013, and 2014 LTI grant until the completion of a transaction involving the company’s Horn River Basin asset or other strategic transaction.

As reported in the Summary Compensation Table for 2013, the Chief Executive Officer’s total compensation has declined significantly from 2012 to 2013:

	2012	2013
Base Salary	$455,000	$455,000
Bonus	$0	$0
Stock Awards	$1,848,026	$0
Option Awards	$1,549,999	$0
Non-Equity Incentive Plan Compensation	$0	$0
All Other Compensation	$20,320	$20,670

Total Compensation	$3,873,344	$475,670

Percent Change 2012-2013: -87.7%

Objectives

Quicksilver’s philosophy with respect to compensation of its named executive officers is to improve company performance by creating a direct relationship between compensation and company performance and by providing competitive compensation in order to attract, retain and motivate high-quality executive officers. To accomplish the objectives of this philosophy, the Compensation Committee believes that compensation should:

•	take into account both personal performance and Quicksilver’s performance;

•	be structured to advance both the short- and long-term interests of Quicksilver and its stockholders; and

•	tie a significant portion of the named executive officers’ compensation to the value of Quicksilver stock to align them with owners and enhance their commitment to Quicksilver’s success.

Compensation Strategies

To achieve these objectives, the Compensation Committee employs the following general compensation strategies with respect to compensation of the named executive officers:

•

target each of base salary and target cash bonus at or above the 50th percentile of competitive market data for a peer group of 13 companies in the oil and natural gas exploration and production industry and competitive market data for a survey of companies in the industry, as described below;

•

target long-term incentive compensation, in the form of equity-based awards, between the 50th and 75th percentiles of the competitive market data (or higher if base salary or target cash bonus is set below the 50th percentile); and

•	target total compensation between the 50th and 75th percentiles of the competitive market data.

In considering the 2013 compensation packages for the named executive officers, the Compensation Committee discussed potential changes from 2012 compensation packages to the level and form of compensation in light of Quicksilver’s compensation philosophy, the overall economy and Quicksilver’s performance. In addition, the Compensation Committee reviewed factors such as each named executive officer’s contribution to Quicksilver’s overall performance, experience, skills, scope of responsibility and tenure. The Compensation Committee also examined the objectives behind each component of compensation for each of the named executive officers and considered the potential economic consequences of making changes from both an operational standpoint and a stockholder perspective.

As part of this process, the Compensation Committee worked with Meridian and the Vice President – Human Resources to evaluate whether risks arising from Quicksilver’s compensation policies and practices are reasonably likely to have a material adverse effect on Quicksilver. Following this review, the Compensation Committee concluded that Quicksilver’s current compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Quicksilver.

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing and recommending Quicksilver’s executive compensation program, including reviewing and approving all compensation decisions for Quicksilver’s named executive officers. The Compensation Committee completes a performance assessment of the Chief Executive Officer each year, which is discussed with him. In executive session, the Compensation Committee develops its own recommendation for, and approves, the compensation of the Chief Executive Officer.

The Compensation Committee strives to maintain sound basic practices for the development and administration of Quicksilver’s compensation program. The Compensation Committee has set forth certain practices to effectively carry out its responsibilities, such as:

•	maintaining membership of only independent directors in accordance with NYSE requirements;

•	holding executive sessions without executive management present;

•	annually reviewing detailed compensation tally sheets for each of the named executive officers;

•	engaging an independent compensation consultant to advise the Compensation Committee;

•

meeting with the independent compensation consultant without executive management present at least once during the year to discuss Quicksilver’s compensation program and actions on a confidential basis;

•	assessing the independent compensation consultant’s performance and providing feedback as appropriate; and

•	evaluating the performance of the Compensation Committee each year.

Role of Executive Management

All compensation decisions include an assessment of individual performance, including each named executive officer’s contribution to Quicksilver’s overall performance for the applicable performance period, experience, skills, scope of responsibility and tenure. The Chief Executive Officer each year evaluates all named executive officers and makes compensation recommendations to the Compensation Committee for all named executive officers except himself. In making individual compensation decisions, the Compensation Committee reviews and discusses these recommendations.

Certain members of executive management have key roles in supporting the Compensation Committee as described above including the Chief Executive Officer, the Chief Financial Officer and the Vice President – Human Resources.

Role of the Compensation Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee in the performance of its duties. For 2013, the Compensation Committee engaged Meridian to serve as its independent compensation consultant on matters related to executive compensation. The consultant reports directly to the Compensation Committee and provides no other services or advice to Quicksilver other than the services provided to the Compensation Committee and the NCG Committee. The Compensation Committee reviews and establishes the scope of the engagement of the consultant, which is reflected in an engagement letter between the consultant and the Compensation Committee.

The consultant provides advice to the Compensation Committee on matters related to the fulfillment of its responsibilities under its charter, including the overall design of Quicksilver’s executive compensation program, competitive compensation market data, review of the disclosures in Quicksilver’s proxy statement, annual review of the Compensation Committee’s charter, legislative and regulatory developments and all other matters related to the compensation of Quicksilver’s named executive officers.

The Compensation Committee meets with its consultant in executive session without members of management present. The consultant also communicates with the Compensation Committee Chairman outside of the meetings. The consultant reviews materials prepared by executive management, including recommendations and proposals being submitted to the Compensation Committee and provides advice and guidance to the Compensation Committee regarding these recommendations. The consultant also gathers and provides competitive market data and other background information for consideration by the Compensation Committee.

Executive management works with the consultant as necessary to support the work of the consultant on behalf of the Compensation Committee. The interactions of the consultant with executive management are limited to those that are on the Compensation Committee’s behalf or related to proposals that will be presented to the Compensation Committee for review and approval.

Overview of 2013 Compensation

The named executive officers are Quicksilver’s Chief Executive Officer (Glenn Darden), Chief Financial Officer (John C. Regan), the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who served as executive officers as of December 31, 2013 (Stan Page, J. David Rushford and Anne Darden Self) and two executive officers who were among the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer but did not serve as executive officers as of December 31, 2013 (Thomas F. Darden and John C. Cirone).

This Compensation Discussion and Analysis and the tables that follow describe compensation decisions regarding Quicksilver’s named executive officers, including certain executives who left Quicksilver during the year. In 2013, Quicksilver experienced changes in the executive leadership team, including the departure of Thomas F. Darden, who resigned as Chairman of the Board effective May 15, 2013 and retired from Quicksilver on December 31, 2013, and John C. Cirone, former Executive Vice President, General Counsel and Secretary, who retired on July 17, 2013. Pursuant to Securities and Exchange Commission rules, compensation information regarding Thomas F. Darden and John C. Cirone is included in certain tables and descriptions, as applicable. However, where the Compensation Committee did not assess compensation for these individuals, because they were no longer with the Company, their compensation is not described.

General

Each element of Quicksilver’s compensation program is intended to advance Quicksilver’s objectives of attracting, retaining and motivating talented executives, and to enhance Quicksilver’s competitive position in the market for executive-level talent and to improve company performance. Except for the Chief Executive Officer, Quicksilver’s compensation program for the named executive officers in 2013 consisted of base salary, annual cash and equity bonuses, long-term incentive equity awards, retirement benefits, change-in-control benefits and limited perquisites. Quicksilver also utilized retention awards for certain of its named executive officers in 2013. The Compensation Committee determined, and the Chief Executive Officer agreed, that the Chief Executive Officer would not receive an equity-based award for 2013 and that the Chief Executive Officer would not be awarded a bonus for 2013 until Quicksilver completes a transaction involving the company’s Horn River Basin asset or other strategic transaction and, therefore, the compensation package for the Chief Executive Officer for 2013 consisted of base salary only.

The Compensation Committee believes that the mix of compensation elements provides sufficient fixed cash compensation in the form of base salary to attract qualified executives. The Compensation Committee also believes the mix places an adequate amount of potential cash compensation at risk to motivate the executives to achieve annual company goals, and provides the executives with sufficient equity incentives to motivate them to achieve long-term company goals. In addition, because the long-term equity component vests over time, it encourages executives to continue their employment relationship with Quicksilver.

When making annual compensation decisions, the Compensation Committee reviews tally sheets presenting the individual components and total compensation for each named executive officer to provide an overall current and historical perspective of each individual’s compensation and an annual growth and compensation analysis presenting changes in Quicksilver’s performance relative to changes in compensation of the named executive officers. While not directly considered when making compensation decisions, the Compensation Committee periodically reviews the equity holdings and wealth accumulation analyses of the named executive officers, which include unvested stock awards and unexercised stock options. In arriving at the compensation packages for the named executive officers for 2013, the Compensation Committee also received input from Meridian and executive management.

As part of its process, the Compensation Committee considered publicly available compensation information filed with the SEC by the companies in Quicksilver’s 2013 peer group, as compiled by Meridian, and other competitive market data from a North American oil and gas exploration and production industry survey provided by Meridian. Quicksilver’s peer group for 2013 consisted of the following 13 small to midsize publicly-traded companies engaged in oil and natural gas production and exploration:

Berry Petroleum Company	QEP Resources, Inc.
Bill Barrett Corporation	Range Resources Corporation
Cabot Oil & Gas Corporation	SM Energy Company
Carrizo Oil & Gas, Inc.	Swift Energy Company
EXCO Resources, Inc.	Ultra Petroleum Corp.
Forest Oil Corporation	Whiting Petroleum Corporation
Newfield Exploration Company

Factors considered in selecting the 2013 peer group included type of business, revenue, assets, market capitalization, enterprise value and total stockholder return. For 2014, after consultation among the Compensation Committee, Meridian and the Vice President – Human Resources, Berry Petroleum Company was removed from the peer group due to its acquisition by LINN Energy, LLC, and PDC Energy, Inc. was added.

Base Salaries

Base salaries are intended to attract executive talent and compensate executives for their experiences, skills, scope of responsibility and tenure. In evaluating the 2013 base salaries of the named executive officers, the Compensation Committee considered Quicksilver’s performance and each executive’s skills and experience, the Compensation Committee’s evaluation of the performance of the Chief Executive Officer and, with respect to the other named executive officers, the Chief Executive Officer’s evaluation of the performance of each named executive officer.

In January 2013, after considerable discussion of Quicksilver’s compensation philosophy, the overall economy and Quicksilver’s and individual performance, and in consultation with Meridian and executive management, upon the recommendation of the Chief Executive Officer, the Compensation Committee made the following decisions with respect to the named executive officers’ salaries, effective as of January 1, 2013:

Name	Salary Increase ($)	Salary Increase (%)
Glenn Darden	—	—
John C. Regan	30,000	10.0
Stan Page	12,500	4.0
J. David Rushford (1)	12,213	4.0
Anne Darden Self	—	—
Thomas F. Darden	—	—
John C. Cirone	13,000	3.9

(1)	Mr. Rushford’s salary increase is converted to U.S. dollars using an exchange rate of 0.9047 Canadian dollars per 1 U.S. dollar.

The Compensation Committee determined, and the Chief Executive Officer and the then Chairman of the Board agreed, that no salary adjustments for 2013 would be made for the Chief Executive Officer, the then Chairman of the Board and the Vice President – Human Resources, even though their base salaries were below the 25th, 25th and 50th percentiles, respectively, of the competitive market data. For the other named executive officers, the Compensation Committee determined that the above adjustments would be made for 2013 in light of their individual performance and Quicksilver’s desire to retain these individuals by positioning the base salaries of: (i) the Senior Vice President – Chief Financial Officer and Chief Accounting Officer below the 25th percentile and (ii) the Senior Vice President – U.S. Operations, the Senior Vice President – Chief Operating Officer of Quicksilver Resources Canada Inc. (“QRCI”) and then Executive Vice President – General Counsel between the 50th and 75th percentiles. The base salaries paid in 2013 are set forth in the “Salary” column in the “Summary Compensation Table for 2013.”

For 2014, after considerable discussion, and in consultation with the Chief Executive Officer and Meridian, the Compensation Committee determined to defer salary adjustments for all named executive officers until Quicksilver makes further progress on a transaction involving the company’s Horn River Basin asset or other strategic transaction and, in the case of the Chief Executive Officer, completes such a transaction.

Annual Bonuses

The Compensation Committee includes annual bonuses in the named executive officers’ pay mix to encourage their focus on near-term goals and objectives that have been developed to align with Quicksilver’s long-term strategy and increase stockholder value. Beginning in 2013, upon the Chief Executive Officer’s and Meridian’s recommendation, the Compensation Committee determined not to adopt a formal executive bonus plan, but instead to award bonuses that are in the Committee’s discretion upon consideration of company performance and other factors the Committee deems appropriate. The Committee discussed throughout the year the factors that would be considered in determining appropriate bonus levels, as well as communication of the related company goals and objectives to the named executive officers.

Historically, the Compensation Committee has set annual bonus targets for individual named executive officers to reflect a range of award levels that are intended to be competitive with awards offered by other peer companies to reward similarly situated executives. The Compensation Committee expects to continue to adopt target and maximum annual bonus opportunities for individual executive offers each year but, upon the Chief Executive Officer’s and Meridian’s recommendation, the Committee will maintain complete discretion to determine the actual payouts. The Compensation Committee did not adopt individual bonus targets for 2013, but referenced targets previously adopted for the named executive officers for 2012.

In March 2014, in consultation with the Chief Executive Officer and Meridian, the Compensation Committee determined to award bonuses to the named executive officers in recognition of Quicksilver’s execution of key strategic initiatives during the year, including (i) cost reduction, (ii) completion of the sale of a 25% interest in Quicksilver’s Barnett Shale assets (the “Tokyo Gas Transaction”), (iii) refinancing of $1.1 billion in debt to extend maturities and reduce interest, (iv) credit agreement amendments to increase financial flexibility,

(v) completion of non-core asset dispositions, including the sale of Quicksilver’s Southern Alberta Basin assets, and (vi) the completion of joint ventures in West Texas. The Compensation Committee determined, and the Chief Executive Officer agreed, that the Chief Executive Officer would not be awarded a bonus for 2013 until Quicksilver completes a transaction involving the company’s Horn River Basin asset or other strategic transaction. For the other named executive officers who were current executive officers, the Compensation Committee approved bonuses equal to 70% of the executive’s percent-of-salary cash bonus target previously adopted with respect to 2012 bonuses. The bonuses were paid on March 31, 2014 and consisted of 50% cash and 50% fully vested shares of Quicksilver common stock as follows:

		Stock Bonus
Name	Cash Bonus ($)	Dollar Amount ($)	Number of Shares
Glenn Darden	—	—	—
John C. Regan	92,400	92,400	35,133
Stan Page	91,140	91,140	34,654
J. David Rushford (1)	77,800	77,800	29,582
Anne Darden Self	39,375	39,375	14,971

(1)	Mr. Rushford’s cash bonus amount is converted to U.S. dollars using an exchange rate of 0.9047 Canadian dollars per 1 U.S. dollar.

The cash bonuses are included in the “Bonus” column of the “Summary Compensation Table for 2013.” The stock bonus awards for 2013, granted in 2014, will be included in the “Stock Awards” column of the Summary Compensation Table for the year in which they were actually granted, in accordance with SEC rules.

Mr. Thomas Darden’s incentive compensation for 2013 is described under “Retiring Executive Benefits and Post-Retirement Consulting Arrangement” below.

Annual Long-Term Equity Awards

The Compensation Committee includes long-term equity awards in the named executive officers’ pay mix to encourage them to think and act like owners and to enhance their long-term commitment to Quicksilver. The awards are intended to reward the named executive officers for long-term performance of Quicksilver and how that performance is viewed by its stockholders. For 2013, the Chief Executive Officer recommended, and the Compensation Committee agreed, that annual equity-based awards be composed of only restricted shares or restricted stock units, and not include stock options, because the retention value of options is significantly diminished due to the high volatility of Quicksilver’s stock price, and also to alleviate potential dilution in light of the decreased stock price. As reported under “Outstanding Equity Awards at Fiscal-Year-End in 2013” below, with the exception of the retention and Horn River Basin transaction awards granted to Mr. Rushford on July 15, 2013, the exercise prices of options held by current named executive officers as of December 31, 2013 range from $6.21 to $30.95, and the market price of Quicksilver common stock on December 31, 2013 was $3.07.

Consistent with the Compensation Committee’s policy to grant annual long-term incentive awards near the beginning of each year to align the performance periods for the awards with Quicksilver’s fiscal periods, the Compensation Committee on January 22, 2013, approved grants under the 2006 Equity Plan of restricted stock or restricted stock units to the named executive officers, effective January 22, 2013, as set forth under “Executive Compensation – Grants of Plan-Based Awards in 2013.” These long-term awards are also reflected in the “Stock Awards” column in the “Summary Compensation Table for 2013.” Each grant vests one-third on each of the first three anniversaries of the date of grant.

The Compensation Committee considered that these long-term incentive awards should be in amounts to position total compensation for: (i) the Senior Vice President – Chief Financial Officer and Chief Accounting Officer below the 25th percentile of similarly positioned executives included in the competitive market data; (ii) the Senior Vice President – U.S. Operations and the Senior Vice President – Chief Operating Officer of QRCI above the 75th percentile; and (iii) the then Executive Vice President – General Counsel between the 50th and 75th percentiles. After considerable discussion, and in consultation with Meridian, the Compensation Committee determined, and the Chief Executive Officer and the then Chairman of the Board agreed, that the Chief Executive Officer, the then Chairman of the Board and the Vice President – Human Resources would not receive long-term equity awards for 2013.

For 2014, after considerable discussion, and in consultation with the Chief Executive Officer and Meridian, the Compensation Committee determined to defer annual long-term equity awards for all named executive officers until Quicksilver makes further progress on a transaction involving the company’s Horn River Basin asset or other strategic transaction and, in the case of the Chief Executive Officer, completes such a transaction.

Retention and Horn River Basin Transaction Bonuses

On July 15, 2013, the Compensation Committee, in consultation with the Chief Executive Officer and Meridian, approved the award of cash and equity retention bonuses to John C. Regan, Stan Page and J. David Rushford.

The cash retention awards were in the amounts of $247,500, $244,125 and $226,175 (the last of which is converted to U.S. dollars using an exchange rate of 0.9047 Canadian dollars per 1 U.S. dollar) for Messrs. Regan, Page and Rushford, respectively, and are payable in two equal installments on July 15, 2014 and 2015; provided that the recipient is an active, regular full-time employee in good standing and remains in continuous employment of Quicksilver or one of its subsidiaries, or any successor thereof, through the applicable payment date. In the event the employment of a recipient is terminated before a payment date due to (i) a termination through no fault of such recipient as a result of a reduction in force or (ii) an “involuntary termination” (as defined in Quicksilver’s Amended and Restated Executive Change in Control Retention and Incentive Plan (the “Change in Control Plan”)), any unpaid installments will vest and be paid in connection with such termination, subject to the execution and non-revocation of a release agreement.

The equity retention awards are in the form of restricted stock for Messrs. Regan and Page and a stock option for Mr. Rushford, had grant date values of $247,500 (150,000 shares of Quicksilver common stock), $244,125 (147,955 shares of Quicksilver common stock) and $240,075 (option to purchase 240,075 shares of Quicksilver common stock with an exercise price of $1.65 per share) for Messrs. Regan, Page and Rushford, respectively, and will vest, or become exercisable, as applicable, on July 15, 2016; provided that the recipient is an active, regular full-time employee in good standing and remains in continuous employment of Quicksilver or one of its subsidiaries, or any successor thereof, through the applicable vesting date. In the event the employment of a recipient is terminated before a vesting date due to (i) a termination through no fault of such recipient as a result of a reduction in force or (ii) an “involuntary termination” (as defined in the Change in Control Plan), any unvested installments will vest in connection with such termination, subject to the execution and non-revocation of a release agreement.

In addition, on July 15, 2013, the Compensation Committee, in consultation with the Chief Executive Officer and Meridian, approved the award of additional cash and equity bonuses to Mr. Rushford in connection with the successful completion of a transaction involving the company’s Horn River Basin asset. The cash award was in the amount of $226,175 (converted to U.S. dollars using an exchange rate of 0.9047 Canadian dollars per 1 U.S. dollar) and the equity award was in the form of a stock option with a grant date fair value of and $240,075 (option to purchase 240,075 shares of Quicksilver common stock with an exercise price of $1.65 per share). The cash award is payable, and the stock option becomes exercisable, upon the Board approved closing and funding of a transaction or series of transactions to sell or otherwise dispose of at least 25% of Quicksilver’s interests in its oil and gas assets in the Horn River Basin; provided that Mr. Rushford is an active, regular full-time employee in good standing and remains in continuous employment of Quicksilver or one of its subsidiaries, or any successor thereof, through the payment/exercisability date.

In furtherance of its objective to retain key members of Quicksilver’s management team, the Compensation Committee may consider additional retention initiatives with respect to named executive officers during 2014.

Retirement Benefits

The Compensation Committee includes retirement benefits as part of the compensation for named executive officers in order to attract and retain executive talent. The U.S. named executive officers are eligible to participate in Quicksilver’s 401(k) plan on the same basis as other Quicksilver U.S. employees, including with regard to the receipt of contributions to the 401(k) plan by Quicksilver. Mr. Rushford is eligible to participate in QRCI’s Registered Retirement Savings Plan (RRSP) on the same basis as other QRCI employees, including with regard to the receipt of contributions to the plan by QRCI. In addition, all outstanding Quicksilver equity awards granted to named executive officers generally vest immediately upon a qualified retirement.

Perquisites and Other Benefits

Quicksilver does not view perquisites as a significant element of compensation and, accordingly, limits the use of perquisites to those that the Compensation Committee believes are necessary for competitive reasons. The named executive officers are also eligible to receive the health, dental, vision, life, accidental death and dismemberment, and long-term disability insurance generally available to all other U.S. and Canadian employees, as applicable.

Retiring Executive Benefits and Post-Retirement Consulting Arrangement

Quicksilver accepted the resignation of Mr. Thomas Darden as Quicksilver’s Chairman of the Board on May 15, 2013. Mr. Darden remained an employee of Quicksilver until his retirement effective December 31, 2013. Since his retirement, Mr. Darden has provided consulting services to Quicksilver with respect to potential strategic transactions involving the company’s Horn River Basin asset and continues to serve on the Board as Chairman Emeritus. In connection with his continuing service to Quicksilver, and in recognition of his long and dedicated service to the company, the Compensation Committee, in consultation with Meridian, approved the benefits summarized below:

•	subject to Mr. Thomas Darden’s execution and non-revocation of a release agreement satisfactory to Quicksilver, which was executed and not-revoked,

•

retirement treatment for his outstanding options to purchase shares of Quicksilver’s common stock, with the effect that his unvested options to purchase 304,407 shares of Quicksilver common stock became 100% vested effective January 29, 2014 and each of his outstanding options remains exercisable for the shorter of five years following the date of his termination of employment or the original term of the option,

•	effective January 29, 2014, 100% vesting of his 242,724 outstanding shares of restricted stock, and

•

an annual incentive compensation opportunity for 2013 in the form of (a) a cash bonus payment equal to the product of (1) $682,500 and (2) the percentage applied, based only on Quicksilver’s performance, to the target annual bonus of Quicksilver’s most senior executive officer that is paid a bonus with respect to 2013 (such percentage, the “2013 Payout Percentage”) and (b) a restricted share award granted pursuant to the 2006 Equity Plan, with a grant date fair value equal to the product of (x) $455,000 and (y) the 2013 Payout Percentage, such award being fully vested on the date of grant (payment of both the cash and stock bonus to be made on the same date annual bonuses are paid to the most senior executive officer). Based on the actual bonus paid to the most senior executive officer who was paid a bonus with respect to 2013 (Mr. Regan), the 2013 Payout Percentage was 42%. Accordingly, Quicksilver paid Mr. Thomas Darden a cash bonus of $286,650 and an equity bonus in the form of 72,662 fully vested shares having a grant date fair value equal to $191,100;

•

in recognition of his contributions to the Tokyo Gas Transaction, a cash bonus of $1.138 million, paid in two equal installments on May 15, 2013 and August 12, 2013, and an option to purchase 829,621 shares of Quicksilver common stock at an exercise price of $2.29 per share (with an aggregate grant date fair value of $1.138 million) granted on May 23, 2013. Both the cash bonus and the stock option grant in connection with the Tokyo Gas Transaction are included in the Tokyo Gas Transaction gain on our consolidated financial statements;

•

with respect to office space and secretarial services, a monthly payment of $12,500 (prorated for partial months) for the period between Mr. Darden’s resignation as an officer and retirement, as well as business expense reimbursements;

•	reimbursement of legal fees in connection with the review and negotiation of his retirement agreement, up to $40,000; and

•	payment of accrued and unused vacation and estimated COBRA premiums.

In addition to benefits described above that are related to Mr. Darden’s resignation and retirement, Mr. Darden is expected to be engaged as a consultant by Quicksilver for the three-year period following his retirement and will receive a monthly consulting fee of $45,000. While a consultant, Mr. Darden will be entitled to $12,500 per month, and additional reimbursements, with respect to certain business expenses. In addition, Mr. Darden will be eligible to receive bonuses of up to $2.5 million in the aggregate under certain circumstances in connection with certain strategic transactions involving the company’s Horn River Basin asset occurring on or before December 31, 2016.

Change in Control Arrangements

Quicksilver has certain change in control plans and certain features in its incentive compensation plans that relate to a change in control of Quicksilver. These plans are intended to provide for continuity of management in connection with a change in control of Quicksilver.

The Board adopted the Change in Control Plan in which each of the named executive officers who is a current employee participates. Severance benefits are provided if, within a specified period after a change in control occurs, there is an involuntary termination of a covered individual (including termination for specified “good reason” events). The Board adopted this “double trigger” provision because the Board determined that an individual who retained his or her position after a change in control should not receive a severance benefit simply because a change in control occurred. The benefits provided upon an involuntary termination under the plan include (i) a lump sum payment of three times the sum of a named executive officer’s base salary plus benchmark bonus; (ii) certain medical, dental, vision and group life insurance coverage and (iii) accelerated vesting of outstanding equity awards and 401(k) account balances, to the extent permitted by law. If a named executive officer participating in the Change in Control Plan remains employed by Quicksilver for six months following a change in control, the named executive officer would be entitled to a retention bonus equal to one-half of the individual’s base salary, payable as a lump sum payment. The Board adopted this provision to encourage the named executive officers to remain with the acquired company for a sufficient period of time after a change in control to assist with a successful transition. The Change in Control Plan provides that Quicksilver will make an additional payment to a named executive officer equal to the excise tax imposed on the receipt of benefits in connection with a change in control, if any, together with any interest or penalties with respect to such excise tax. The Compensation Committee and Board believe that providing this tax protection helps Quicksilver to attract and retain high-quality named executive officers.

In addition, the agreements evidencing Quicksilver equity awards generally provide that those awards vest upon the occurrence of a change in control.

The Compensation Committee believes that these change in control arrangements help to maintain the named executive officers’ objectivity in decision making, provide a retention incentive in circumstances where executive continuity may be particularly important and retention risks may be particularly acute, and otherwise align the interests of the named executive officers with those of Quicksilver’s stockholders. For more information regarding the Change in Control Plan and other change in control arrangements see “—Potential Payments Upon Termination or in Connection with a Change in Control.”

Tax and Accounting Considerations

The Compensation Committee considers the tax and accounting treatment of compensation elements in determining types and levels of compensation for the named executive officers. For example, Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) places a limit of $1 million on the amount of compensation that may be deducted for tax purposes by Quicksilver in any one fiscal year with respect to the Chief Executive Officer and the other three most highly compensated individuals (other than the Chief Financial Officer) who are executive officers as of the end of the fiscal year. This deduction limitation, however, does not apply to certain “performance-based” compensation. It is the Compensation Committee’s general policy to consider whether particular payments and awards to the named executive officers are deductible for federal income tax purposes, along with such other factors as may be relevant in the circumstances, in establishing executive compensation programs; however, Quicksilver reserves the right to pay its employees, including its named executive officers, amounts that may or may not be tax deductible under Section 162(m) or other provisions of the Code. Quicksilver also structures compensation in a manner intended to avoid the incurrence of any additional tax, interest or penalties under Section 409A of the Code and considers local tax consequences with respect to compensation to non-U.S. employees, which has resulted in the use of cash-settling restricted stock units for Canadian employees, including Mr. Rushford.

Say-on-Pay

The Compensation Committee monitors the annual advisory “say-on-pay” proposal and incorporates the results as one of many factors considered in connection with its responsibilities. At the 2013 Annual Meeting of Stockholders, approximately 94% of the votes cast on the say-on-pay proposal were in favor of Quicksilver’s named executive officer compensation. The Compensation Committee reviewed this vote and did not make any change to Quicksilver’s named executive officer compensation program as a result of the vote. It has also been determined that stockholders should vote on a say-on-pay proposal each year, in line with the opinion expressed by stockholders through the say-on-pay frequency vote in 2011.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management of Quicksilver. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in Quicksilver’s 2013 Annual Report on Form 10-K, and any amendments thereto, for filing with the SEC.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Members of the Compensation Committee

W. Byron Dunn Michael Y. McGovern Steven M. Morris	W. Yandell Rogers, III Mark J. Warner

Summary Compensation Table for 2013

The following table sets forth certain information regarding the compensation of the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Glenn Darden President and Chief Executive Officer	2013 2012 2011	455,000 455,000 455,000	— — —	— 1,848,026 2,003,894	— 1,549,999 1,550,002	— — 447,038	20,670 20,320 32,239	475,670 3,873,345 4,488,173

John C. Regan (5) Senior Vice President — Chief Financial Officer and Chief Accounting Officer	2013 2012	330,000 283,958	92,400 100,000	1,171,373 390,000	— 199,999	— 121,380	20,334 19,752	1,614,107 1,115,089

Stan Page (5) Senior Vice President — U.S. Operations	2013 2012	325,500 313,000	91,140 —	1,191,715 589,595	— 399,998	— 147,736	20,312 19,905	1,628,667 1,470,234

J. David Rushford (5)(6) Senior Vice President — Chief Operating Officer, QRCI	2013	317,550	77,800	827,975	480,150	—	41,136	1,744,610

Anne Darden Self (5) Vice President — Human Resources	2013	225,000	39,375	—	—	—	17,732	282,107

Thomas F. Darden (7) Former Chairman of the Board	2013 2012 2011	455,000 455,000 455,000	1,424,650 — —	— 1,848,026 2,003,894	1,137,999 1,549,999 1,550,002	— — 447,038	237,173 22,708 36,907	3,254,822 3,875,732 4,492,841

John C. Cirone (8) Former Executive Vice President, General Counsel and Secretary	2013 2012 2011	187,888 330,000 315,000	— — 60,000	1,318,187 763,478 720,201	— 549,999 550,002	— 194,700 175,376	29,436 19,986 18,722	1,535,512 1,858,163 1,839,301

(1)	For 2013, this column reports (i) cash bonuses in respect of 2013 performance awarded in March 2014 to the following individuals: Mr. Regan – $92,400; Mr. Page – $91,140; Mr. Rushford – $77,800; and Ms. Self – $39,375 and (ii) cash bonuses paid to Mr. Thomas Darden pursuant to his retirement agreement in connection with the Tokyo Gas transaction ($1,138,000 paid in equal installments in May 2013 and August 2013) and the payment of incentive compensation for 2013 ($286,650 paid in March 2014).

(2)	This column reports the aggregate grant date fair value in accordance with FASB ASC Topic 718 for restricted stock and restricted stock units granted by Quicksilver in 2013. Additional information regarding the calculation of these amounts is included in Note 2 and Note 16 to Quicksilver’s audited financial statements included in Quicksilver’s 2013 Annual Report on Form 10-K, as amended.

(3)	This column reports the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for options granted by Quicksilver in 2013. Additional information regarding the calculation of these amounts is included in Note 2 and Note 16 to Quicksilver’s audited financial statements included in Quicksilver’s 2013 Annual Report on Form 10-K, as amended.

(4)

For 2013, the amount in this column includes (i) for each named executive officer, the following aggregate amounts for company matching and fixed contributions to the 401(k) plan, or the RRSP in the case of Mr. Rushford: Mr. Glenn Darden – $17,850; Mr. Regan – $17,850; Mr. Page – $17,850; Mr. Rushford – $25,404; Ms. Self – $15,750; Mr. Thomas Darden – $17,850; and Mr. Cirone – $10,200; (ii) for Mr. Rushford, $14,487 in connection with a car and related expenses; (iii) for Mr. Thomas Darden, the following amounts for payments made pursuant to his retirement agreement: office space and secretarial assistance – $93,750; reimbursement of legal expenses – $40,000; estimated COBRA premiums – $39,004; and accrued and unused vacation – $43,748; and (iv) for Mr. Cirone, $17,857 for accrued and unused vacation.

(5)	Mr. Regan served as Quicksilver’s Vice President, Controller and Chief Accounting Officer until he was appointed Chief Financial Officer effective April 16, 2012. Messrs. Regan and Page were not named executive officers for 2011. Mr. Rushford and Ms. Self were not named executive officers for 2012 or 2011.

(6)	For Mr. Rushford, the amounts in the “Salary,” “Bonus” and “All Other Compensation” columns are converted to U.S. dollars using an exchange rate of 0.9047 Canadian dollars per 1 U.S. dollar.

(7)	Mr. Thomas Darden resigned as Quicksilver’s Chairman of the Board, effective May 15, 2013, and remained with Quicksilver as a non-executive employee until his retirement on December 31, 2013. He continues to serve on the Board as Chairman Emeritus.

(8)	Mr. Cirone retired from Quicksilver on July 17, 2013.

Grants of Plan-Based Awards in 2013

The following table sets forth certain information regarding (i) equity awards granted in 2013 under the 2006 Equity Plan and (ii) equity awards granted in 2013 under the 2006 Equity Plan that apply the performance measures contained in the 2012 Executive Bonus Plan. The 2006 Equity Plan generally allows the Compensation Committee of the Board to make Quicksilver equity grants to directors, executive officers and selected employees and consultants of Quicksilver. The 2012 Executive Bonus Plan generally provides for awards of cash and equity incentive bonuses to executives and other officers of Quicksilver for performance in 2012.

Name			Approval Date	Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
	Grant Date			Threshold ($)	Target ($)	Maximum ($)
Glenn Darden	—		—	—	—	—	—		—		—	—
John C. Regan	1/22/13 3/22/13 7/15/13	(3)	1/22/13 3/21/13 7/15/13	— 0 —	— 85,000 —	— 170,000 —	273,038 — 150,000	(2) (4)	— — —		— — —	873,722 50,151 247,500
Stan Page	1/22/13 3/22/13 7/15/13	(3)	1/22/13 3/21/13 7/15/13	— 0 —	— 125,200 —	— 250,400 —	273,038 — 147,955	(2) (4)	— — —		— — —	873,722 73,868 244,126
J. David Rushford (8)	1/22/13 3/22/13 7/15/13 7/15/13	(3)	1/22/13 3/21/13 7/15/13 7/15/13	— 0 — —	— 91,601 — —	— 183,202 — —	240,485 — — —	(2)	— — 240,075 240,075	(5) (6)	— — 1.65 1.65	769,552 58,423 240,075 240,075
Anne Darden Self	—		—	—	—	—	—		—		—	—
Thomas F. Darden	5/23/13		5/15/13	—	—	—	—		829,621	(7)	2.29	1,137,999
John C. Cirone	1/22/13 3/22/13	(3)	1/22/13 3/21/13	— 0	— 198,000	— 396,000	375,427 —	(2)	— —		— —	1,201,366 116,821

(1)	This column shows the grant date fair value calculated in accordance with FASB ASC Topic 718 for equity awards granted to the named executive officers in 2013.

(2)	Number of restricted shares or restricted stock units granted to the named executive officer under the 2006 Equity Plan. Except for Mr. Thomas Darden and Mr. Cirone, restrictions on these shares or units lapsed as to one-third of the shares or units on January 22, 2014 and will lapse as to one-third of these shares or units on each of January 22, 2015 and 2016. These restrictions may lapse earlier upon death, disability, qualified retirement or a change in control (see “—Potential Payments Upon Termination or in Connection with a Change in Control”). For Mr. Thomas Darden, pursuant to his retirement agreement, restrictions on these shares lapsed on January 29, 2014. For Mr. Cirone, restrictions on these units lapsed upon his retirement on July 17, 2013.

(3)	The 2012 Executive Bonus Plan was adopted April 13, 2012. On March 22, 2013, the following cash amounts and numbers of shares of restricted stock or restricted stock units were granted to the named executive officers for performance in 2012:

Name	Cash Bonus ($)	Number of Shares or Units (#)
Glenn Darden	—	—
John C. Regan	121,380	22,093
Stan Page	147,736	32,541
J. David Rushford	126,104	25,737
Anne Darden Self	—	—
Thomas F. Darden	—	—
John C. Cirone	194,700	51,463

Mr. Rushford’s bonus is converted to U.S. dollars using an exchange rate of 0.9047 Canadian dollars per 1 U.S. dollar. Except for Mr. Cirone, restrictions on these shares or units lapsed as to one-third of these shares or units on March 22, 2014 and will lapse as to one-third of these shares or units on each of March 22, 2015 and 2016. For Mr. Cirone, restrictions on these units lapsed upon his retirement on July 17, 2013. In accordance with SEC rules, the portion of this bonus paid in cash was included in the Grants of Plan-Based Awards in 2012 table included in Quicksilver’s proxy statement for the May 15, 2013 annual meeting of stockholders. Messrs. Glenn and Thomas Darden and Ms. Self did not receive bonuses for 2012.

(4)	Number of restricted shares granted to the named executive officer under the 2006 Equity Plan. Restrictions on these shares lapse on July 15, 2016. These restrictions may lapse earlier upon death, disability, a termination resulting from a reduction in force, or a change in control (see “—Potential Payments Upon Termination or in Connection with a Change in Control”).

(5)	Number of shares subject to a stock option granted to Mr. Rushford under the 2006 Equity Plan. This option will become exercisable on July 15, 2016. This option may become exercisable earlier upon death, disability, a termination resulting from a reduction in force, or a change in control (see “—Potential Payments Upon Termination or in Connection with a Change in Control”).

(6)	Number of shares subject to a stock option granted to Mr. Rushford under the 2006 Equity Plan. This option will become exercisable upon the Board approved closing and funding of a transaction or series of transactions to sell or otherwise dispose of at least 25% of Quicksilver’s interest in its oil and gas assets in the Horn River Basin.

(7)	Number of shares subject to a stock option granted to Mr. Thomas Darden under the 2006 Equity Plan. Pursuant to Mr. Thomas Darden’s retirement agreement, this option became exercisable on January 29, 2014.

(8)	Mr. Rushford’s target and maximum payouts are converted to U.S. dollars using an exchange rate of 0.9047 Canadian dollars per 1 U.S. dollar.

Outstanding Equity Awards at Fiscal Year-End in 2013

The following table sets forth information regarding the December 31, 2013 holdings by the named executive officers of Quicksilver of options, restricted stock and restricted stock units. Each equity grant is shown separately for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Glenn Darden	72,340 342,920 115,327 113,165 123,913	— — — 56,582 247,825	(2) (3)	30.95 6.21 15.88 14.88 6.96	01/02/18 01/01/19 01/03/20 01/02/21 01/02/22	34,722 10,356 148,467 49,179	(6) (7) (8) (9)	106,597 31,793 455,794 150,980

John C. Regan	835 2,381 5,545 15,989	— — 5,289 31,977	(2) (3)	6.21 15.88 14.88 6.96	01/01/19 01/03/20 01/02/21 01/02/22	4,480 19,157 16,501 11,139 273,038 22,093 150,000	(6) (8) (9) (10) (11) (12) (13)	13,754 58,812 50,658 34,197 838,227 67,826 460,500

Stan Page	22,592 34,415 34,722 29,204 31,978	— — — 14,602 63,954	(2) (3)	30.95 6.21 15.88 14.88 6.96	01/02/18 01/01/19 01/03/20 01/02/21 01/02/22	8,961 2,012 38,314 16,435 11,139 273,038 32,541 147,955	(6) (7) (8) (9) (10) (11) (12) (13)	27,510 6,177 117,624 50,455 34,197 838,227 99,901 454,222

J. David Rushford (14)	25,691 27,732 — —	12,846 55,462 240,075 240,075	(2) (3) (4) (5)	14.88 6.96 1.65 1.65	01/01/21 01/02/22 07/14/23 07/14/23	7,883 884 33,226 13,322 9,877 240,485 25,737	(6) (7) (8) (9) (10) (11) (12)	24,201 2,714 102,004 40,899 30,322 738,289 79,013

Anne Darden Self	9,124 44,248 14,881 14,602 15,989	— — — 7,301 31,977	(2) (3)	30.95 6.21 15.88 14.88 6.96	01/02/18 01/01/19 01/03/20 01/02/21 01/02/22	4,480 19,157	(6) (8)	13,754 58,812

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Thomas F. Darden (15)	72,340 342,920 115,327 113,165 123,913 829,621	— — — 56,582 247,825 —	(2) (3)	30.95 6.21 15.88 14.88 6.96 2.29	01/01/18 12/31/18 12/31/18 12/31/18 12/31/18 12/31/18	34,722 10,356 148,467 49,179	(6) (7) (8) (9)	106,597 31,793 455,794 150,980

John C. Cirone (16)	16,944 88,496 40,923 60,233 131,907	— — — — —		30.95 6.21 15.88 14.88 6.96	01/02/18 07/17/18 07/17/18 07/17/18 07/17/18

(1)	The market value of restricted share and restricted stock unit awards is based on the closing market price of Quicksilver common stock on December 31, 2013, the last trading day of fiscal 2013, which was $3.07.

(2)	The option became exercisable with respect to all of these shares on January 3, 2014 (except for Mr. Thomas Darden whose option became exercisable with respect to all of the shares on January 29, 2014 pursuant to his retirement agreement).

(3)	The option became exercisable with respect to one-half of these shares on January 3, 2014; the option will become exercisable with respect to one-half of these shares on January 3, 2015 (except for Mr. Thomas Darden whose option became exercisable with respect to all of the shares on January 29, 2014 pursuant to his retirement agreement).

(4)	The option will become exercisable with respect to all of these shares on July 15, 2016.

(5)	The option will become exercisable with respect to all of these shares upon the Board approved closing and funding of a transaction or series of transactions to sell or otherwise dispose of at least 25% of Quicksilver’s interest in its oil and gas assets in the Horn River Basin.

(6)	All of these restricted shares or restricted stock units vested on January 3, 2014 (except for Mr. Thomas Darden whose restricted shares all vested on January 29, 2014 pursuant to his retirement agreement).

(7)	All of these restricted shares or restricted stock units vested on March 11, 2014 (except for Mr. Thomas Darden whose restricted shares all vested on January 29, 2014 pursuant to his retirement agreement).

(8)	One-half of these restricted shares or restricted stock units vested on January 3, 2014; one-half of the shares or units will vest on January 3, 2015 (except for Mr. Thomas Darden whose restricted shares all vested on January 29, 2014 pursuant to his retirement agreement).

(9)	One-half of these restricted shares or restricted stock units vested on April 16, 2014; one-half of the shares or units will vest on April 16, 2015 (except for Mr. Thomas Darden whose restricted shares all vested on January 29, 2014 pursuant to his retirement agreement).

(10)	All of these restricted shares or restricted stock units vested on April 16, 2014.

(11)	One-third of these restricted shares or restricted stock units vested on January 22, 2014; one-third of these shares or units will vest on each of January 22, 2015 and 2016.

(12)	One-third of these restricted shares or restricted stock units vested on March 22, 2014; one-third of the shares or units will vest on each of March 22, 2015 and 2016.

(13)	All of these restricted shares will vest on July 15, 2016.

(14)	Consistent with grants to other Canadian employees, Mr. Rushford’s grants of restricted stock units settle in cash upon vesting.

(15)	The option expiration dates are pursuant to the retirement agreement with Mr. Thomas Darden. Please see “Compensation Discussion and Analysis – Summary of 2013 Compensation – Retiring Executive Benefits and Post-Retirement Consulting Arrangement.”

(16)	Because Mr. Cirone satisfied the retirement eligibility criteria under the terms of the equity awards granted to him under the 2006 Equity Plan, upon his retirement from Quicksilver on July 17, 2013, his outstanding restricted stock units and stock options became fully vested and his stock options remain exercisable for the shorter of July 17, 2018 or the option’s original term.

Option Exercises and Stock Vested in 2013

The following table sets forth information regarding the aggregate number of restricted stock or restricted stock units held by the named executive officers that vested during 2013. None of the named executive officers exercised options during 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Glenn Darden	181,556	492,798
John C. Regan	36,729	100,519
Stan Page	59,516	161,779
J. David Rushford	54,461	136,007
Anne Darden Self	17,340	49,138
Thomas F. Darden	181,556	492,798
John C. Cirone	602,684	1,086,007

(1)	Restrictions with respect to restricted stock and, in the case of Messrs. Rushford and Cirone restricted stock units, lapsed on the following dates with respect to the numbers of shares and at the market prices per share of Quicksilver common stock indicated below:

		Number of Shares (#)
Date	Market Price ($)	Mr. Glenn Darden	Mr. Regan	Mr. Page	Mr. Rushford	Mrs. Self	Mr. Thomas Darden	Mr. Cirone
January 3, 2013	2.83	108,956	14,059	28,117	24,497	14,059	108,956	38,661
January 4, 2013	2.85	25,426	3,281	7,655	—	3,281	25,426	9,022
February 23, 2013	2.00	12,229	—	2,376	—	—	12,229	2,501
March 11, 2013	2.16	10,355	—	2,012	884	—	10,355	3,883
April 16, 2013	2.65	24,590	19,389	19,356	16,538	—	24,590	21,739
July 17, 2013	1.67	—	—	—	—	—	—	526,878
September 1, 2013	1.67	—	—	—	12,542	—	—	—

Potential Payments Upon Termination or in Connection with a Change in Control

Death and Disability

Under the terms of the equity awards granted under the 2006 Equity Plan to each of the named executive officers, each outstanding award (with the exception of the Horn River Basin transaction award granted to Mr. Rushford on July 15, 2013) will immediately vest in full upon the holder’s death or disability. Awards will convert or become exercisable or transfer restrictions will lift, as applicable, upon such vesting. Stock options that vest due to a named executive officer’s death or disability remain exercisable for the shorter of five years following such death or disability or the original term of the options.

Retirement

Under the terms of the equity awards granted under the 2006 Equity Plan to each of the named executive officers, each outstanding award (with the exception of the retention awards granted to Messrs. Regan and Page and the Horn River Basin transaction award granted to Mr. Rushford, in each case on July 15, 2013) will immediately vest in full upon the holder’s retirement after attaining age 62 and completing five years of service with Quicksilver. Awards will convert or become exercisable or transfer restrictions will lift, as applicable, upon such vesting. Stock options that vest due to a named executive officer’s eligible retirement remain exercisable for the shorter of five years following such retirement or the original term of the options.

Reduction in Force

Under the terms of the cash and equity retention awards granted to Messrs. Regan, Page and Rushford on July 15, 2013, each outstanding award will immediately vest in full upon a termination through no fault of the recipient as a result of a reduction in force, subject to the executive’s execution and non-revocation of a release agreement. Awards will become payable or become exercisable or transfer restrictions will lift, as applicable, upon such vesting.

Change in Control

Under the terms of the equity awards granted under the 2006 Equity Plan to each of the named executive officers, each outstanding award (with the exception of the Horn River Basin transaction award granted to Mr. Rushford on July 15, 2013) will immediately vest in full upon a “change in control” (as defined in the 2006 Equity Plan) of Quicksilver that occurs while the named executive officer is an employee of Quicksilver. Awards will convert or become exercisable or transfer restrictions will lift, as applicable, upon vesting.

Payments Upon Termination Following a Change in Control. Under the terms of the Change in Control Plan, if, on or within two years after the occurrence of a “change in control” (as defined in the Change in Control Plan) of Quicksilver there is an involuntary termination of a named executive officer (including termination for specified “good reason” events), the named executive officer is entitled to the following benefits:

•

a lump sum cash payment on the 60th day (unless subject to the six-month payment delay under Section 409A of the Code) following the named executive officer’s separation from service equal to three times the sum of his (i) base salary plus (ii) “benchmark bonus” (generally defined as the greater of (a) the average of the last three consecutive annual bonuses earned by the named executive officer (or, all annual bonuses earned by him if he has been employed by Quicksilver for less than three years) or (b) the named executive officer’s target annual bonus in the year in which the change in control occurs), subject to the execution of a general release by the named executive officer;

•	accelerated vesting of all outstanding equity awards held by the named executive officer;

•

continued group medical, dental, vision and life insurance coverage, paid by Quicksilver, for two years following the named executive officer’s termination date, subject to the execution of a general release by the named executive officer; and

•	accelerated vesting of the named executive officer’s 401(k) plan account balance, to the extent permitted by law.

Benefits provided pursuant to the Change in Control Plan are required to be reduced by any severance, termination or similar payment made to the named executive officer pursuant to any employment, change in control, severance or similar agreement with Quicksilver or a subsidiary of Quicksilver, unless the other agreement expressly provides that such payment is in addition to payments under the Change in Control Plan.

Retention Bonus Following a Change in Control. Under the Change in Control Plan, each of the named executive officers who remains employed by Quicksilver throughout the six-month period following a change in control is entitled to a lump sum cash retention bonus equal to one-half of the named executive officer’s base salary, without regard to whether he is or ever will become entitled to severance benefits under the Change in Control Plan.

If any payment or benefit to be paid or provided by Quicksilver or its subsidiaries under the Change in Control Plan or otherwise would be subject to the excise tax imposed by Section 4999 of the Code on “excess parachute payments,” within the meaning of Section 280G of the Code, then Quicksilver is required to make an additional payment to the named executive officer such that after payment of all taxes on the additional payment (including income and employment taxes, as well as interest and penalties), the named executive officer retains an amount equal to the excise tax imposed on such individual by Section 4999 of the Code.

The “change in control” definitions under the 2006 Equity Plan and the Change in Control Plan are substantially the same. “Change in control” generally means the occurrence of one of the following events: any person is or becomes the beneficial owner of 50% or more of the combined voting power of the then-outstanding voting stock of Quicksilver, except acquisitions approved by the incumbent directors and acquisitions by specified related persons; a majority of the board ceases to be comprised of incumbent directors; or the consummation of a business combination transaction, including a sale of all or substantially all assets, immediately after which the voting stock of Quicksilver outstanding immediately prior to such transaction does not continue to represent at least 50% of the combined voting power of the then-outstanding shares of voting stock of the surviving entity. Under the Change in Control Plan, a “good reason” event generally means the occurrence of one of the following events with regard to a participant: a change in duties or position; a reduction in base salary or incentive bonus opportunity; a change in compensation or benefits without provision of comparable, or, for certain specified benefits, the same, compensation or benefits; a relocation of workplace outside a radius of 50 miles; failure of Quicksilver to honor any provision of the Change in Control Plan; or notice of termination of an employment agreement.

Quantification of Potential Payments Upon Termination or Change in Control

In connection with Mr. Thomas Darden’s resignation from his officer role on May 15, 2013 and retirement from Quicksilver effective December 31, 2013, he was provided with the following benefits (the terms of which, along with the terms of the consulting services to be provided to Quicksilver following his retirement, are described in more detail under “—Compensation Discussion and Analysis—Summary of 2013 Compensation—Retiring Executive Benefits and Post-Retirement Consulting Arrangement”):

•

subject to the execution and non-revocation of a release agreement to Quicksilver’s satisfaction, (i) effective as of January 29, 2014, accelerated vesting for all of his then outstanding 242,724 shares of restricted stock ($767,008) and his 304,407 unvested options to purchase shares of Quicksilver common stock ($0, as the exercise price for all such options was in excess of the closing market price on January 29, 2014) (with continued exercisability of the outstanding options for the shorter of five years following the date of his termination or the original term of the option) and (ii) in connection with his annual incentive compensation opportunity for 2013, receipt of a cash bonus ($286,650) and a fully vested restricted share award (aggregate grant date fair value $191,100);

•

in recognition of his contributions to the Tokyo Gas Transaction, a cash bonus ($1.138 million), paid in two equal installments in May 2013 and August 2013, and a stock option grant (aggregate grant date fair value $1.138 million) granted in May 2013; and

•	payments with respect to office space and secretarial services ($93,750), reimbursement of legal fees in connection with the his retirement agreement ($40,000) and estimated COBRA premiums ($39,004).

Upon Mr. Cirone’s retirement from Quicksilver on July 17, 2013, pursuant to their terms, all of his then outstanding 526,878 restricted stock units ($879,886) and his 108,016 unvested options to purchase shares of Quicksilver common stock ($0, as the exercise price for all such options was in excess of the closing market price on January 29, 2014) became fully vested and his stock options remain exercisable for the shorter of July 17, 2018 or the option’s original term. Mr. Cirone did not receive any severance or similar payments or an annual bonus for 2013.

The following table sets forth the payments that each of the other named executive officers would have received upon the occurrence of any of the events described below based on the assumption that the event occurred on December 31, 2013, the last day of 2013. The amounts shown in the table below (and in the narrative descriptions with respect to our former executives above) do not include payments and benefits, such as accrued salary and accrued vacation, to the extent that they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

					Acceleration of Equity-Based Awards
		Change in Control Retention Bonus	Cash Severance	Acceleration of Cash-Based Awards	Restricted Stock or Restricted Stock Units	Options	Insurance Premiums	Tax Gross-Up Value	Total
Name	Event	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)
Glenn Darden	Death	—	—	—	745,163	—	—	—	745,163
	Disability	—	—	—	745,163	—	—	—	745,163
	Retirement (8)	—	—	—	—	—	—	—	—
	Reduction in force	—	—	—	—	—	—	—	—
	Change in control	227,500	4,777,500	—	745,163	—	53,830	—	5,803,993

John C. Regan	Death	—	—	—	1,523,973	—	—	—	1,523,973
	Disability	—	—	—	1,523,973	—	—	—	1,523,973
	Retirement (8)	—	—	—	—	—	—	—	—
	Reduction in force	—	—	247,500	460,500	—	—	—	708,000
	Change in control	165,000	2,178,000	247,500	1,523,973	—	19,512	1,422,489	5,556,474

Stan Page	Death	—	—	—	1,628,313	—	—	—	1,628,313
	Disability	—	—	—	1,628,313	—	—	—	1,628,313
	Retirement (8)	—	—	—	—	—	—	—	—
	Reduction in force	—	—	244,125	454,222	—	—	—	698,347
	Change in control	162,750	2,148,300	244,125	1,628,313	—	37,789	1,290,903	5,512,180

J. David Rushford (9)	Death	—	—	—	1,017,441	340,907	—	—	1,358,348
	Disability	—	—	—	1,017,441	340,907	—	—	1,358,348
	Retirement (8)	—	—	—	—	—	—	—	—
	Reduction in force	—	—	226,175	—	340,907	—	—	567,082
	Change in control	158,775	1,905,298	226,175	1,017,441	340,907	11,453	—	3,660,048

Anne Darden Self	Death	—	—	—	72,566	—	—	—	72,566
	Disability	—	—	—	72,566	—	—	—	72,566
	Retirement (8)	—	—	—	—	—	—	—	—
	Reduction in force	—	—	—	—	—	—	—	—
	Change in control	112,500	1,012,500	—	72,566	—	52,406	—	1,249,972

(1)	Pursuant to the Change in Control Plan, this amount is payable as a lump sum only if the named executive officer remains employed by Quicksilver throughout the six-month period following a change in control of Quicksilver.

(2)	Pursuant to the Change in Control Plan, this amount is payable as a lump sum only if there is an involuntary termination of the named executive officer on or within two years after a change in control of Quicksilver occurs.

(3)	This amount reflects the unvested value, as of December 31, 2013, that would vest upon the occurrence of the applicable event pursuant to outstanding cash retention awards.

(4)	This amount reflects the market value, as of December 31, 2013, the last trading day of fiscal 2013, of unvested shares of restricted stock or restricted stock units of Quicksilver that would vest upon the occurrence of the applicable event. The closing market price of Quicksilver common stock was $3.07 on December 31, 2013.

(5)	This amount reflects the number of unvested options that would vest upon the occurrence of the applicable event multiplied by the difference between $3.07 (the closing price of Quicksilver common stock on December 31, 2013) and the applicable option exercise price. This amount does not include any amounts that would be realizable by the named executive officer in connection with the exercise of options that were vested but unexercised as of December 31, 2013. For information regarding options that were vested but unexercised as of December 31, 2013, see “—Outstanding Equity Awards at Fiscal Year-End in 2013.”

(6)	For each named executive officer, consists of health insurance and life insurance premiums payable under the Change in Control Plan over the two-year period following a change in control of Quicksilver in the amounts set forth opposite his or her name:

Name	Health Insurance Premium	Life Insurance Premium
	($)	($)
Glenn Darden	50,566	3,264
John C. Regan	16,819	2,693
Stan G. Page	35,133	2,656
John D. Rushford	9,553	1,900
Anne D. Self	50,566	1,840

(7)	This amount is an estimate of the lump sum payment Quicksilver would be required to make to the named executive officer because certain payments to the named executive officer are subject to the excise tax imposed by Section 4999 of the Code.

(8)	As described above under “—Retirement,” the vesting of awards granted under the 2006 Equity Plan generally accelerate on retirement after attaining age 62 and completing five years of service. Each of the named executive officers will first satisfy these conditions on the date indicated: Mr. Glenn Darden – September 22, 2017; Mr. Regan – December 22, 2031; Mr. Page – September 14, 2019; Mr. Rushford – February 28, 2022; and Ms. Self – January 12, 2020.

(9)	Mr. Rushford’s change in control retention bonus, cash severance, acceleration of cash-based awards and insurance premium amounts are converted to U.S. dollars using an exchange rate of 0.9047 Canadian dollars per 1 U.S. dollar.

AUDIT COMMITTEE REPORT

Management is responsible for Quicksilver’s system of internal controls and the overall financial reporting process. Quicksilver’s independent registered public accounting firm is responsible for performing an independent audit of Quicksilver’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue reports thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and systems of internal accounting and financial controls.

The Audit Committee reviewed and discussed with both management and Ernst & Young LLP, Quicksilver’s independent registered public accounting firm, all annual and quarterly financial statements prior to their issuance. Management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews by the Audit Committee included discussion with Ernst & Young LLP of matters required to be discussed pursuant to Auditing Standard No. 16 (Communications with Audit Committees) issued by the Public Company Accounting Oversight Board. The Audit Committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Additionally, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of Quicksilver’s internal and disclosure control structure, including its internal control over financial reporting.

Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board that it approve the inclusion of Quicksilver’s audited financial statements in Quicksilver’s 2013 Annual Report on Form 10-K, and any amendments thereto, for filing with the SEC.

The foregoing report was submitted by the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Members of the Audit Committee

W. Byron Dunn Michael Y. McGovern Steven M. Morris	W. Yandell Rogers, III Mark J. Warner

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee charter requires that the Audit Committee review and evaluate the independence, performance and compensation of, and annually appoint, the independent registered public accounting firm. On August 14, 2012, the Audit Committee determined not to reappoint Deloitte & Touche LLP as Quicksilver’s independent registered public accounting firm.

Deloitte’s reports on Quicksilver’s financial statements for the fiscal years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2011 and 2010 and through August 14, 2012, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, that, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter thereof in connection with its reports on Quicksilver’s financial statements for such years.

During the fiscal years ended December 31, 2011 and 2010 and through August 14, 2012, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K, except for material weaknesses described in Item 9A of Quicksilver’s Form 10-K for the year ended December 31, 2011 and Item 4 of Part I of Quicksilver’s Form 10-Q’s for the quarters ended March 31, 2012 and June 30, 2012. The Audit Committee discussed these material weaknesses with Deloitte and authorized Deloitte to respond fully to any related inquiries by Ernst & Young LLP, Quicksilver’s new independent registered public accounting firm.

Quicksilver provided Deloitte with a copy of the above disclosures made in a Current Report on Form 8-K prior to filing the Form 8-K with the SEC and requested that Deloitte provide Quicksilver with a letter addressed to the SEC stating whether Deloitte agrees with the statements made therein. A copy of Deloitte’s letter, dated August 17, 2012, was attached as Exhibit 16.1 to the Form 8-K filed with the SEC on August 17, 2012.

On August 16, 2012, Quicksilver engaged Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ended December 31, 2012. During the fiscal years ended December 31, 2011 and 2010 and through August 16, 2012, neither Quicksilver nor anyone acting on its behalf consulted with Ernst & Young LLP regarding any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Audit Committee appointed Ernst & Young LLP, which served as Quicksilver’s independent registered public accounting firm for 2013, to continue to serve as Quicksilver’s independent registered public accounting firm for the first quarter of 2014. The Audit Committee expects to receive from Ernst & Young LLP a formal audit proposal for all of 2014 prior to the Committee’s regularly scheduled meeting in May, at which time it will consider appointment of Ernst & Young LLP for the remainder of 2014. There are no disagreements with Ernst & Young LLP on any accounting or auditing matters.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to answer questions.

The table below summarizes the fees billed by Ernst & Young LLP, for the years ended December 31, 2013 and December 31, 2012:

	Ernst & Young
	2013	2012
Audit Fees (1)	$1,954,676	$1,883,883
Audit-Related Fees (2)	295,749	—
Tax Fees	—	—
All Other Fees (3)	19,894	—

(1)	These amounts consist of the aggregate fees billed/estimated to be billed for professional services rendered for the audit of Quicksilver’s annual financial statements and the review of the financial statements included in Quicksilver’s quarterly reports on Form 10-Q.

(2)	These amounts consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Quicksilver’s financial statements and are not described above under “Audit Fees.” In 2013 and 2012, audit-related fees consisted of fees related to assurance services in connection with capital markets transactions and consultation regarding financial accounting and reporting standards. In 2013, audit-related fees also consisted of fees related to assurance services in connection with Quicksilver’s affiliated joint venture.

(3)	This amount consists of fees billed for attestation services in connection with environmental reporting obligations in British Columbia.

Pre-Approval Policies and Procedures. In general, all engagements of Quicksilver’s independent registered public accountants, whether for auditing or non-auditing services, must be pre-approved by the Audit Committee. The Chair of the Audit Committee, Mr. Morris, is authorized to pre-approve any audit and non-audit services on behalf of the Audit Committee, provided that these decisions are presented to the full Audit Committee at its next regularly scheduled meeting. None of the services described above as Audit-Related Fees or All Other Fees were exempt from the pre-approval requirements set forth in SEC rules and regulations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Party Transaction Policy

The Board has adopted a written related-party transaction policy pursuant to which it has delegated to the Audit Committee the responsibility for reviewing and, if appropriate, approving or ratifying related-party transactions. The policy covers transactions to which Quicksilver or any of its subsidiaries is a party and in which any director, director nominee or executive officer of Quicksilver or any person that beneficially owns more than 5% of the common stock of Quicksilver (each a “related party”), or an immediate family member of such director, nominee, officer or owner, had, has or will have a direct or indirect interest, other than a transaction involving (i) $120,000 or less, (ii) compensation by Quicksilver of a related party or an immediate family member of a related party for services as a director or executive officer of Quicksilver that has been approved by the Compensation Committee or the Nominating and Corporate Governance Committee, (iii) only Quicksilver and any of its wholly-owned subsidiaries, (iv) only Quicksilver’s wholly-owned subsidiaries, (v) an interest of a related party or any immediate family member of such related party that arises solely from (a) such person’s position as a director of another corporation or organization that is a party to the transaction, (b) from the direct or indirect ownership by all related parties and immediate family members of such related parties, in the aggregate, of less than 10% equity interest (other than a general partner interest) in another entity which is a party to the transaction or (c) from both such position and ownership, or (vi) an interest of a related party, any immediate family member of such related party or any related entity of such related party that arises solely from the ownership of Quicksilver equity securities and all holders of that class of Quicksilver equity securities receive the same benefit on a pro rata basis. The policy instructs directors and executive officers to bring any possible related-party transaction to the attention of Quicksilver’s General Counsel or Compliance Officer, who, unless he or she determines that the transaction is not a related-party transaction, will notify the Chairman of the Audit Committee.

The Audit Committee reviews each related-party transaction of which it becomes aware and may approve or ratify a related-party transaction if the Audit Committee determines that the transaction is in the best interest of Quicksilver and its stockholders. In making this determination, the Audit Committee considers (i) whether the terms of the related-party transaction are more or less favorable to Quicksilver than those that could be expected to be obtained from an unrelated third party on an arm’s length basis; (ii) any provisions in Quicksilver’s financing arrangements relating to transactions with related parties or affiliates; and (iii) any other matters the Audit Committee deems relevant and appropriate. The Audit Committee reports periodically to the Board on the nature of the related-party transactions that have been presented to the Audit Committee and the determinations that the Audit Committee has made with respect to those transactions. The Audit Committee has reviewed and approved or ratified each of the related-party transactions discussed below.

Related-Party Transactions

Quicksilver received from Mercury Exploration Company (a corporation owned indirectly by members of the Darden family) $0.1 million in 2013, and expects to receive from Mercury Exploration $0.1 million in 2014, for sublease and lease rentals and reimbursement for employee insurance coverage and administrative services.

During 2013, Quicksilver paid $0.3 million to Executive Flight Services, Inc. (an unrelated airplane management company), and Executive Flight Services paid $0.2 million to Sevens Aviation, LLC (a limited liability company owned indirectly by members of the Darden family), in connection with Quicksilver’s use of an airplane owned by Sevens Aviation. Usage rates are determined based on comparable rates charged by third parties.

In connection with Quicksilver’s sublease of office space to an unrelated third party in July 2013, Red Oak Realty, LLC, a limited liability company in which Glenn and Thomas Darden and Anne Darden Self own interests, received a $0.2 million commission.

PROPOSAL 1.

ELECTION OF DIRECTORS

The following nominees have been selected by the NCG Committee and approved by the Board for submission to the stockholders, each to serve a three-year term expiring at the annual meeting of Quicksilver’s stockholders in 2017:

•	Thomas F. Darden;

•	W. Byron Dunn;

•	Mark J. Warner

The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of the remaining nominees and in favor of any substitute nominee named by the Board upon recommendation of the NCG Committee. If you do not wish your shares voted for one or more of the nominees, you may so indicate when you vote.

Your Board recommends a vote “FOR” the above nominees.

PROPOSAL 2.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At Quicksilver’s 2011 annual meeting of stockholders, a non-binding advisory vote was taken on the frequency of future advisory votes regarding named executive officer compensation. A majority of the shares voted on the matter were in favor of holding such an advisory vote on an annual basis. Accordingly, the Board decided to hold future advisory votes on named executive officer compensation on an annual basis.

Pursuant to the requirements of Section 14A of the Securities Exchange Act of 1934, Quicksilver is providing its stockholders with an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of the named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC. Quicksilver will ask stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the stockholders of Quicksilver Resources Inc. (the “Company”) approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosure.”

The Compensation Committee regularly reviews the compensation programs for Quicksilver’s named executive officers to ensure that they achieve the desired goals of aligning the interests of executive management with stockholders, attracting, retaining and motivating high-quality executive officers and creating long-term value. We urge you to read the Compensation Discussion and Analysis section of this proxy statement, which describes how the executive compensation program reflects Quicksilver’s compensation philosophy and objectives and the decisions made by the Compensation Committee for 2013 in detail.

Quicksilver is asking stockholders to indicate their support for the named executive officer compensation described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives Quicksilver’s stockholders the opportunity to express their views on Quicksilver’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on Quicksilver, the Compensation Committee or the Board. However, the Compensation Committee, which is responsible for designing and administering Quicksilver’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and to the extent there is any significant vote against the executive compensation program as disclosed in this proxy statement, will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

Your Board recommends a vote “FOR” Proposal 2.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the annual meeting. If, however, any other matters properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Annual Meeting in 2015

Any stockholder who satisfies the SEC requirements and desires to submit a proposal to be considered for inclusion in Quicksilver’s proxy materials for the annual meeting of stockholders to be held in 2015 must submit the proposal to Quicksilver’s Secretary at 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102. The proposal must be received no later than December 30, 2014 for Quicksilver to consider it for inclusion.

Other Stockholder Business at Annual Meeting in 2015

Stockholders who desire to present other business at the annual meeting of stockholders to be held in 2015, including a nomination of a candidate for election as director at such meeting, must notify Quicksilver’s Secretary of such intent in accordance with Quicksilver’s Bylaws by writing to Quicksilver’s Secretary at 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102. To be timely, such notice must be received no earlier than February 13, 2015 and no later than March 15, 2015. The advance notice must also meet the other requirements of Bylaw 9 (in the case of business other than nominations) or Bylaw 14 (in the case of nominations) of Quicksilver’s Bylaws. You may obtain a copy of Quicksilver’s Bylaws by writing to Quicksilver’s Secretary at the address above.

The above Notice of Annual Meeting of Stockholders and this proxy statement are sent by order of the Board.

Francisco J. Villamar

Secretary

April 29, 2014

Copies of Quicksilver’s 2013 Annual Report on Form 10-K are available, without charge, to each stockholder upon written request to the Investor Relations Department at 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102 (a copy of any exhibit to the Form 10-K will also be provided without charge upon written request).

QUICKSILVER RESOURCES INC.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on Tuesday, May 13, 2014.

Vote by Internet • Go to www.investorvote.com/KWK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	ELECTION OF DIRECTORS:						+
	Nominees:		01 - Thomas F. Darden		02 - W. Byron Dunn	03 - Mark J. Warner
	☐	Mark here to vote	☐	Mark here to WITHHOLD	☐	For All EXCEPT - To withhold authority to vote for any
		FOR all nominees		vote from all nominees		nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain
2.	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.	☐	☐	☐	All shares will be voted as directed herein and, unless otherwise directed, will be voted “For” the nominees listed in proposal 1, “For” proposal 2 and in accordance with the discretion of the person voting the proxy with respect to any other business properly brought before the annual meeting. You may revoke this proxy at any time prior to the time this proxy is voted.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. In the case of a corporation, partnership or other entity, the full name of the organization should be used and the signature should be that of a duly authorized officer or person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+

01U70A

Important notice regarding the Internet availability of proxy materials for the annual meeting of stockholders.

The Proxy Statement and the 2013 Annual Report to Stockholders are available at:

http://www.proxydocs.com/kwk

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — QUICKSILVER RESOURCES INC.

801 CHERRY STREET, SUITE 3700, UNIT 19, FORT WORTH, TEXAS 76102

This proxy is solicited by the Board of Directors of Quicksilver Resources Inc.

for the annual meeting of stockholders to be held on May 14, 2014.

The undersigned hereby appoints John C. Regan and Francisco J. Villamar and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to vote all shares of Quicksilver Resources Inc. common stock which the undersigned may be entitled to vote at the annual meeting of stockholders to be held at 9:00 a.m. Central Daylight Time on Wednesday, May 14, 2014 at the Fort Worth Club, 306 West Seventh Street, 12th floor, Fort Worth, Texas 76102, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the annual meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted “For” the nominees listed in proposal 1, “For” proposal 2 and in accordance with the discretion of the person voting the proxy with respect to any other business properly brought before the annual meeting.

(Continued and to be marked, dated and signed, on the other side)